UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under §240.14a-12

GOOSEHEAD INSURANCE, INC.
(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Fellow Shareholders,

I am pleased to invite you to Goosehead’s Annual Meeting of Shareholders on May 6, 2024. Please review the enclosed materials and submit your proxy on a timely basis. Your vote is important.

For Goosehead, 2023 was a year of strategic execution in the face of industry headwinds. In the second half of 2022, we thoughtfully developed a master plan designed to refocus our efforts and resources around profitable growth, remove any barriers to pursuing that growth, and protect and strengthen our competitive moat. Effectively executing this plan resulted in revamping our sales networks, right sizing our cost structure, and aggressively investing in our Quote-to-Issue technology.

•Agent productivity. By reorganizing our sales management function and consolidating our corporate and franchise sales management teams, we believe we are now better able to leverage our intellectual capital and deliver significant productivity growth. In 2023, corporate productivity was up 27% over the prior year. Franchise production in the fourth quarter of 2023 was the highest on record—increasing 30% from the third quarter of 2023, on top of consecutive gains over each of the last four quarters.
•Cost discipline. By right sizing our cost structure to support both high levels of growth and drive cost discipline across the organization, we delivered better margins. Going forward, we expect margins to further expand as we drive re-accelerated growth.
•Expanding value proposition through technology. By aggressively investing in our Quote-to-Issue technology, we are further enhancing sales agent productivity, simplifying service delivery, and improving Goosehead’s overall competitive stance—all of which we believe will perpetuate a virtuous cycle where agent success enhances our recruiting value proposition, drives better agent retention, and facilitates more rapid and profitable growth.

As a result, and despite 2023 being the hardest product market we have seen in our 20 years of operation, we realized 34% total written premium growth to $3.0 billion and total revenue growth of 25% in 2023.

Given the current state of Goosehead's business and the strength of our senior leadership team, I have decided that now is the right time for me to transition away from the day-to-day operations of the Company. Effective July 1, 2024, Mark K. Miller, our trusted President & Chief Operating Officer, will assume the role and responsibilities of Goosehead’s Chief Executive Officer and I will become Executive Chairman. Mark brings a deep reservoir of business experience, mature leadership, and discipline to our company. These attributes have resulted in stronger operating effectiveness and productivity, enabling much higher levels of profitability. As Executive Chairman, I will support our strategy and development work, mentor our executives and key franchise partners, serve as a resource and sounding board, as needed, for our leadership team, and lead the work of our Board of Directors. My work with Goosehead is far from over.

I want to thank our amazing employees and franchisees for their diligence and enthusiasm as we continue to deliver strong results, and our partners for their continued confidence and investment in Goosehead. I am proud of our tremendous foundation for profitable growth and excited about the amazing runway in front of us. Thank you for the privilege to serve Goosehead and to be your trusted partner as we build one of the great American business success stories.

Sincerely,
/s/ Mark E. Jones
Mark E. Jones, Chairman and Chief Executive Officer

GOOSEHEAD INSURANCE, INC.
1500 Solana Blvd, Building 4, Suite 4500
Westlake, Texas 76262

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2024

Dear Shareholder:

We invite you to attend the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Goosehead Insurance, Inc. (referred to herein as the “Company”, “we” or “our”), which will be held on May 6, 2024, at 9:00 a.m. local time, at the Company’s offices located at 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas. At the meeting, we will:

1.elect three Class III Directors to hold office until the 2027 annual meeting of shareholders and until their successors are duly elected and qualified;

2.ratify the selection, by the Audit Committee of our Board of Directors, of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024;

3.approve, on a non-binding and advisory basis, the compensation of our named executive officers; and

4.transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in our enclosed Proxy Statement. Only shareholders who owned our common stock at the close of business on March 11, 2024 (the “Record Date”) can vote at this meeting or any adjournments that take place.

We have elected to use the Internet as our primary means of providing our proxy materials to shareholders. Consequently, shareholders will not receive paper copies of our proxy materials unless they specifically request them. We will send a Notice of Internet Availability of Proxy Materials (the “Notice”) on or before March 27, 2024 to our shareholders of record as of the close of business on the Record Date. We are also providing access to our proxy materials over the Internet beginning on or about March 27, 2024. Electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the proxy materials.

The Notice contains instructions for accessing the proxy materials, including this Proxy Statement and our annual report, and provides information on how shareholders may obtain paper copies free of charge. The Notice also provides the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the recommendation from our Board of Directors with regard to each matter; and information on how to attend the meeting and vote online.

Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares by Internet, telephone or mail ahead of the meeting date. For specific instructions on how to vote your shares, please see the section entitled "Questions and Answers about this Proxy Material and Voting" below.

Our Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the enclosed Proxy Statement, FOR the ratification of the selection, by the Audit Committee of our Board of Directors, of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 2 of the enclosed Proxy Statement, and FOR the approval of the compensation of our named executive officers as described in Proposal No. 3 of the enclosed Proxy Statement, on a non-binding and advisory basis.

By Order of the Board of Directors

/s/ John T. O'Connor_________________
John T. O'Connor
Corporate Secretary and General Counsel
Westlake, Texas
March 27, 2024

Table of Contents

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2024	1
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING	3
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS	9
Board of Directors Structure	9
Board of Directors Committees	10
Board of Directors Oversight	14
Meetings of the Board of Directors, Board of Directors and Committee Member Attendance and Annual Meeting Attendance	14
Annual Board of Directors Self-Assessment	15
Shareholder Communications with the Board of Directors	15
Additional Corporate Governance Matters	15
Compensation Committee Interlocks and Insider Participation	16
PROPOSAL NO. 1 ELECTION OF DIRECTORS	17
Board of Directors Qualifications and Experience	18
Board of Directors Diversity Matrix	20
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	21
Audit and Non-Audit Services	21
Audit Committee Pre-Approval Policies and Procedures	21
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	23
PROPOSAL NO. 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION	24
EXECUTIVE OFFICERS	25
EXECUTIVE COMPENSATION	26
Compensation Discussion and Analysis	26
Report of the Compensation Committee of the Board of Directors	33
2023 Summary Compensation Table	34
2023 Grants of Plan-Based Awards	35
Outstanding Equity Awards at 2023 Fiscal Year-End	35
2023 Option Exercises	36
Employment Agreements with NEOs	36
Pension Benefits and Nonqualified Deferred Compensation	36
Termination and Change In Control Benefits	36
Pay versus Performance	36
Pay Ratio	39
DIRECTOR COMPENSATION	40
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	41
Policies and Procedures for Related Person Transactions	41
Related Person Transactions	41
Family and Corporate Relationships	47
INFORMATION ABOUT STOCK OWNERSHIP	48
Security Ownership of Certain Beneficial Owners and Management	49
Delinquent Section 16(a) Reports	50
ADDITIONAL INFORMATION	51
Householding of Proxy Materials	51
Other Matters	51
Annual Reports	51

GOOSEHEAD INSURANCE, INC.
1500 Solana Boulevard, Building 4, Suite 4500
Westlake, Texas 76262

PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2024

The Board of Directors of Goosehead Insurance, Inc. is soliciting your proxy to vote at our 2024 Annual Meeting of Shareholders to be held on May 6, 2024, at 9:00 a.m. local time, at the Company’s offices located at 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas 76262, and any adjournment or postponement of that meeting (the “Annual Meeting”). This Proxy Statement is dated as of March 27, 2024. As used in this Proxy Statement, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” the “Registrant,” “Goosehead,” “we,” “us” and “our” refer to Goosehead Insurance, Inc., a Delaware corporation.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our shareholders of record as of March 11, 2024 (the “Record Date”), while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Materials, or to request a printed set of the proxy materials. Instructions on how to request a printed copy by mail or e-mail may be found in the Notice of Internet Availability of Materials and on the website referred to in the Notice of Internet Availability of Materials, including an option to request paper copies on an ongoing basis. We are making this Proxy Statement available on the Internet on or about March 27, 2024, and are mailing the Notice of Internet Availability of Materials to all shareholders entitled to vote at the Annual Meeting on or about March 27, 2024. We intend to mail or e-mail this Proxy Statement, together with a proxy card, to those shareholders entitled to vote at the Annual Meeting who have properly requested copies of such materials by mail or e-mail, within three business days of request.

The Company has two classes of voting securities: Class A common stock, $0.01 par value per share (“Class A common stock”), and Class B common stock, $0.01 par value per share (“Class B common stock,” and, collectively, the “common stock”). The common stock entitles its holders to one vote per share on all matters submitted to a vote of the Company’s shareholders. In other words, both classes of our common stock have equal voting power. As of the Record Date, there were 37,988,378 shares of common stock outstanding consisting of 25,230,840 shares of Class A common stock and 12,757,538 shares of Class B common stock. We need the holders of a majority of the voting power of all outstanding shares of common stock entitled to vote, present in person or represented by proxy, to hold the Annual Meeting.

The Company’s Annual Report on Form 10-K, which contains financial statements for the 2023 fiscal year (the “Annual Report”), accompanies this Proxy Statement if you have requested and received a copy of the proxy materials in the mail. Shareholders who receive the Notice of Internet Availability of Materials can access this Proxy Statement and the Annual Report at the website referred to in the Notice of Internet Availability of Materials. The Annual Report and this Proxy Statement are also available on the “SEC Filings” section of our investor relations website at https://ir.gooseheadinsurance.com/ and at the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov. Please note that the information on our website and the SEC’s website is not part of this Proxy Statement. You also may obtain a copy of Goosehead’s Annual Report, without charge, by writing to our Investor Relations department at ir@goosehead.com.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Who can vote at the Annual Meeting?
Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date there were 37,988,378 shares of common stock issued and outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may: vote in person at the Annual Meeting; vote by proxy on the Internet or by telephone; or vote by returning a proxy card, if you request and receive one. Whether or not you plan to attend the Annual Meeting, to ensure your vote is counted, we urge you to vote by proxy on the Internet as instructed in the Notice of Internet Availability of Materials, by telephone as instructed on the website referred to on the Notice of Internet Availability of Materials, or (if you request and receive a proxy card by mail or e-mail) by signing, dating and returning the proxy card sent to you or by following the instructions on such proxy card to vote on the Internet or by telephone.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting, unless you request and obtain a legal proxy from your broker or other agent who is the record holder of the shares, authorizing you to vote at the Annual Meeting.

What am I being asked to vote on?
You are being asked to vote on three proposals:
•Proposal No. 1: the election of three Class III Directors to hold office until the 2027 annual meeting of shareholders and until their successors are duly elected and qualified.
•Proposal No. 2: the ratification of the selection, by the Audit Committee of our Board of Directors, of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024.
•Proposal No. 3: a non-binding and advisory resolution approving the compensation of our named executive officers.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How does the Board of Directors recommend I vote on the Proposals?
The Board of Directors recommends that you vote:
•FOR each of the director nominees;
•FOR ratification of Deloitte & Touche LLP as our independent registered public accounting firm; and
•FOR the approval of the compensation of our named executive officers, on a non-binding and advisory basis.

How do I vote?
•For Proposal No. 1, you may either vote “For,” or choose that your vote be “Withheld” from, any of the nominees to the Board of Directors.
•For Proposal No. 2 and Proposal No. 3, you may either vote “For” or “Against” the proposal, or “Abstain” from voting.
Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof. The procedures for voting, depending on whether you are a shareholder of record or a beneficial owner, are as follows:

Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record, you may vote in any of the following manners:
•To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•To vote over the Internet prior to the Annual Meeting, follow the instructions provided on the Notice of Internet Availability of Materials or on the proxy card that you request and receive by mail or e-mail. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
•To vote by telephone, call the toll-free number found on the proxy card you request and receive by mail or e-mail, or the toll-free number that you can find on the website referred to on the Notice of Internet Availability of Materials.
•To vote by mail, complete, sign and date the proxy card you request and receive by mail or e-mail and return it promptly. As long as your signed proxy card is received before the Annual Meeting, we will vote your shares as you direct.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy by mail, Internet or telephone to ensure your vote is counted. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m. Eastern Time on May 5, 2024. Even if you have submitted your vote before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization, rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted or follow the instructions to submit your vote by the Internet or telephone, if those instructions provide for Internet and telephone voting. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Who counts the votes?
Votes will be tabulated by an Inspector of Election, which will be a Goosehead representative. If you are a shareholder of record, and you choose to vote over the Internet prior to the Annual Meeting or by telephone, the Inspector of Election will access and tabulate your vote electronically, and if you have requested and received proxy materials via mail or e-mail and choose to sign and mail your proxy card, your executed proxy card is returned directly to the Inspector of Election for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name”) returns one proxy card to the Inspector of Election on behalf of all its clients.

How are votes counted?
Votes will be counted by the Inspector of Election appointed for the Annual Meeting. For Proposal No. 1, the Inspector of Election will separately count “For” and “Withheld” votes and broker non-votes for each nominee. For Proposal No. 2 and Proposal No. 3, the Inspector of Election will separately count “For” and “Against” votes, abstentions and broker non-votes. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to follow the instructions provided by your broker to instruct your broker how to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are ‘broker non-votes’?” and “Which ballot measures are considered ‘routine’ and ‘non-routine’?”

What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine”?
Proposal No. 2, the ratification of the selection, by the Audit Committee of our Board of Directors, of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024 is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2. Proposal No. 1, the election of directors, and Proposal No. 3, the non-binding and advisory resolution approving the compensation of our named executive officers, are each considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 1 or Proposal No. 3.

How many votes are needed to approve the proposal?
With respect to Proposal No. 1, directors will be elected by a plurality of the votes cast at the Annual Meeting (excluding “Withheld” and broker non-votes, which will not affect the outcome of the vote).

With respect to Proposal No. 2, the affirmative vote of the majority in voting power of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for approval. “Abstain” votes are treated as cast “Against” Proposal No. 2.

With respect to Proposal No. 3, the affirmative vote of the majority in voting power of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for approval. “Abstain” votes will not be treated as cast “Against” Proposal No. 3.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card, but do not make specific choices?
If we receive a signed and dated Proxy Card that does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the nominees for director, “For” the ratification of the selection, by the Audit Committee of our Board of Directors, of Deloitte & Touche LLP as our independent registered public accounting firm, and "For" the approval of the advisory resolution for the compensation of our named executive officers. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to those proxy materials received by mail or on the Internet, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability of Materials or more than one set of printed materials?
If you receive more than one Notice of Internet Availability of Materials or more than one set of printed materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on each Notice of Internet Availability of Materials or proxy card you receive via mail or e-mail upon your request, which include voting over the Internet, telephone or by signing and returning any of the proxy cards you request and receive.

Can I change my vote after submitting my proxy vote?
Yes. You can revoke your proxy vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy vote in any one of three ways:
•You may submit a new vote on the Internet or by telephone or submit a properly completed proxy card with a later date.
•You may send a written notice that you are revoking your proxy to Goosehead’s Corporate Secretary at 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas 76262.
•You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

How will voting on any business not described in this Proxy Statement be conducted?
We are not aware of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other matter is properly presented at the Annual Meeting, your proxy will vote your shares using his or her best judgment.

When are shareholder proposals due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be received in writing by November 28, 2024, to Goosehead’s Corporate Secretary at 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas 76262. If you wish to submit a proposal that is not to be included in our proxy materials for the next year’s annual meeting pursuant to our advance notice bylaws (including a proposal to nominate a director in accordance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended ("Exchange Act")), you must do so between the open of business on January 6, 2025 and the close of business on February 5, 2025; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after May 6, 2025, you must give notice no earlier than the open of business on the date that is 120 days before the annual meeting and no later than the later of the close of business on the date that is the 90th day prior to the annual meeting date and the close of business on the date that is the 10th day following the day on which public disclosure of the annual meeting date is first made. Any shareholder proposal presented outside the times listed herein or otherwise not following the process stated herein shall be deemed untimely. You are also advised to review our bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations.

What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of the voting power of all outstanding shares of common stock entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 37,988,378 shares of common stock outstanding and entitled to vote. Accordingly, at least 18,994,189 shares must be represented by shareholders present at the Annual Meeting or by proxy to have a quorum.

If you are a shareholder of record, your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. If you are a beneficial owner of shares held in “street name,” your shares will be counted towards the quorum if your broker or nominee submits a proxy for your shares at the Annual Meeting, even if that proxy results in a broker non-vote due to the absence of voting instructions from you. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the shareholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Directions to Annual Meeting
Our Annual Meeting will be held at our headquarters located at 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

The Company is committed to good corporate governance, which we expect will help us achieve and maintain long-term success and shareholder value. We are governed by our Board of Directors (including its committees) that meets routinely throughout the year and regularly communicates with management to provide risk oversight and oversees the development and implementation of the Company's strategic and financial business goals and objectives.

Board of Directors Structure
Our certificate of incorporation and bylaws provide that the number of directors on our Board of Directors is determined by the Board, but cannot be less than three persons or more than eleven persons, and must consist of a majority of independent directors within the meaning of the applicable rules of the SEC and Nasdaq Global Select Market ("Nasdaq").

Our Board of Directors currently consists of seven directors and is divided into three classes, with each director class as equal in number as possible and serving staggered three-year terms. This structure promotes the continuity and stability of governance needed to sustain our growth orientation and objectives and to support management’s focus on longer-term business strategies. Our Board of Directors has determined that four of our seven directors, Peter Lane, James Reid, Thomas McConnon, and Waded Cruzado, qualify as independent directors under the applicable corporate governance standards of Nasdaq and SEC requirements. Our independent directors appointed Mr. Lane to serve as a “lead independent director,” whose responsibilities include, among others, calling meetings of the independent directors, presiding over executive sessions of the independent directors, participating in the formulation of board and committee agendas and, if requested by shareholders, ensuring that he is available, when appropriate, for consultation and direct communication. Mr. Lane's responsibilities as lead independent director help establish appropriate oversight by the Board of Directors of management's objectives. The Company also believes that our Board of Directors composition as a whole facilitates effective and meaningful coordination and communication between the Board of Directors and management, and allows the Board of Directors to most effectively fulfill its risk oversight responsibilities.

Each director holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Subject to obtaining any required shareholder votes, directors may only be removed for cause and by the affirmative vote of holders of 75% of the total voting power of our outstanding shares of common stock, voting together as a single class. This super-majority vote requirement enables a minority of our shareholders to exercise veto power over any such removal. And, for so long as certain historical members of Goosehead Financial, LLC ("Goosehead Financial"), including Mark. E. Jones, our Chairman and Chief Executive Officer ("CEO") (collectively, the "Pre-IPO LLC Members"), beneficially hold at least 10% of the aggregate number of outstanding shares of our common stock (the "Substantial Ownership Requirement"), the Pre-IPO Members may designate a majority of the Company nominees for election to our Board of Directors, including the nominee for election to serve as Chairman of our Board of Directors. The Pre-IPO LLC Members have not utilized this right of nomination. Vacancies and newly created directorships on the Board of Directors may be filled at any time by the remaining directors.

Board of Directors Committees
Our commitment to good corporate governance is further reflected in our Board of Directors committee composition. Our Board of Directors consists of three fully independent (in accordance with the current Nasdaq listing standards and applicable SEC requirements) standing committees—an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee—that each provide oversight of the various risks facing the Company, as explained more fully herein and in the committees' respective charters, which are available in the "Governance Overview" section of Goosehead's investor relations website at https://ir.gooseheadinsurance.com/governance/documents-and-charters. Each committee reviews their respective charter annually, and presents the Board of Directors with any recommended amendments for consideration and approval.

Audit Committee
Committee Composition
Our Audit Committee consists of Thomas McConnon (chairman), Peter Lane, and James Reid. Each member of the Audit Committee is “independent” for purposes of Rule 10A-3 of the Exchange Act and under the current Nasdaq listing standards, and the Board of Directors determined that Mr. McConnon and Mr. Lane each qualify as an "audit committee financial expert" as such term is defined under the rules of the SEC implementing Section 407 of the Sarbanes-Oxley Act of 2002. We believe that our Audit Committee complies with the applicable requirements of Nasdaq.

Primary Responsibilities
Our Audit Committee is directly responsible for overseeing financial reporting and related internal controls, which responsibilities include, among other things:
•selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•ensuring the independence of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
•establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•considering the adequacy of our internal controls and internal audit function;
•reviewing qualifications and performance of the Company's internal audit function;
•reviewing material related person transactions or those that require disclosure;
•approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm;
•reviewing quarterly and annual financial statements and overseeing the Company's compliance with legal and regulatory disclosures and requirements; and
•overseeing the Company's information security program, including cybersecurity risk.

Cybersecurity and Data Security Oversight
Given the importance of cybersecurity risk management to Goosehead's business, as of February 2024, the Board of Directors mandated that the Audit Committee oversee the Company's information security program to ensure independent cybersecurity and data security risk oversight, in consultation with management and the Board of Directors as a whole.

At Goosehead, cybersecurity risk management is an integral part of our overall enterprise risk management system. Our cybersecurity risk management program is modeled after recognized data protection principles, such as the National Institute of Standards and Technology’s Cybersecurity Framework (NIST CSF) and the National Association of Insurance Commissioners (NAIC) Data Security Model Law. These and other industry best practices provide the framework for identifying, monitoring, assessing, and managing cybersecurity threats and incidents, including threats and incidents associated with the use of applications developed, and services provided, by third-party vendors and service providers, and facilitating coordination across different departments of the Company. Our cybersecurity risk management program is led by our Managing Director, IT Security & Compliance, who heads our cybersecurity team. The program is both proactive and reactive in nature, incorporating monitoring and technology aimed at preventing incidents, ongoing workforce cybersecurity training, and incident response preparation measures. It includes steps for assessing the severity of a cybersecurity threat or incident, identifying the source of a cybersecurity threat or incident (including whether such cybersecurity threat or incident is associated with a third-party vendor or service provider), implementing cybersecurity countermeasures and mitigation strategies, and informing management and our Board of Directors of material cybersecurity threats and incidents. Additional information related to our cybersecurity program is disclosed in our Annual Report.

Management is responsible for identifying, monitoring, assessing, and managing material cybersecurity risks on an ongoing basis. In addition to our core cybersecurity team, we have two cybersecurity committees, which consist of cross-functional teams comprised of key business leaders and key technical leaders in the Company, as well as the heads of our legal, governance, risk, and compliance functions, which meet monthly and are responsible for, among other things, conducting periodic reviews of our mitigation and progress related to cybersecurity risks.

Our Board of Directors has ultimate oversight responsibility for our overall enterprise risk management and is responsible for ensuring that management has processes in place designed to identify, monitor, and evaluate cybersecurity risks to which the Company is exposed and to implement processes and programs to manage cybersecurity risks and mitigate cybersecurity incidents. Our General Counsel meets with the Board of Directors on at least a quarterly basis to review and discuss our cybersecurity and other information technology strategies and policies, including third-party assessments of the Company's cybersecurity programs and updates to the Company's cybersecurity programs and mitigation strategies. In addition, our General Counsel provides updates on cybersecurity threats and incidents to the Board of Directors and Audit Committee as part of our incident response processes, based on management's assessment of risk.

Compensation Committee
Committee Composition
Our Compensation Committee consists of Peter Lane (chairman), Waded Cruzado, and James Reid. All members of the Compensation Committee meet the requirements for independence under the current Nasdaq listing standards and are non-employee directors, as defined by Rule 16b-3 promulgated under the Exchange Act.

Primary Responsibilities
Our Compensation Committee is directly responsible for assessing and implementing the Company's overall compensation philosophy, which responsibilities include, among other things:
•assessing appropriate levels and types of compensation and reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers in a manner that aligns Goosehead's executive compensation with shareholder return and our pay-for-performance philosophy;
•reviewing and recommending to our Board of Directors the compensation of our directors;
•administering our stock and equity incentive plans consistent with our Equity Award Grant Policy;
•reviewing and making recommendations with respect to shareholder proposals and shareholder engagement related to compensation matters;
•reviewing and assessing risks arising from our employee compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on Goosehead;
•reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity plans, including determining fixed grant dates in advance and administering our Equity Award Grant Policy; and
•overseeing the administration of, and, as appropriate, the enforcement of our Compensation Recoupment Policy.

Compensation Oversight
At least annually, the Compensation Committee reviews and approves, or recommends that our Board of Directors approve, the compensation of our named executive officers ("NEOs"), which includes annual salary, annual bonuses (if any and in line with previously approved bonus metrics), and equity awards aimed at aligning NEO compensation with shareholder return. The Compensation Committee considers recommendations from our CEO regarding compensation for all NEOs other than the CEO. The Compensation Committee may delegate its authority to subcommittees or to Mr. Lane, as the chairman of the committee, when it deems appropriate and in our best interest. For a more detailed discussion of our overarching compensation philosophy and the elements of our compensation structure, see "Compensation Discussion and Analysis" below.

The Compensation Committee approves stock-based awards to directors, NEOs, and other officers of the Company for purposes of Section 16 of the Exchange Act pursuant to the terms of our Equity Award Grant Policy. The Compensation Committee may delegate authority to the CEO to grant stock-based awards to non-executive officers, off-cycle awards, and awards to newly hired or promoted employees under our Equity Award Grant Policy. For a more detailed discussion of our equity compensation plans and policies, see "Equity Compensation Plans and Policies" below.

Nominating and Governance Committee
Committee Composition
Our Nominating and Governance Committee consists of James Reid (chairman), Waded Cruzado, and Peter Lane. All members of the Nominating and Governance Committee are "independent" under the current Nasdaq listing standards.

Primary Responsibilities
Our Nominating and Governance Committee is directly responsible for assessing the appropriate governance framework for director leadership and overseeing corporate responsibility risk, strategy, and reporting, which responsibilities include, among other things:
•reviewing and evaluating the size, composition, function, and duties of the Board of Directors consistent with its needs;
•recommending criteria for the selection of candidates to the Board of Directors and its committees, and identifying individuals qualified to become directors consistent with such criteria, including the consideration of nominees submitted by shareholders;
•recommending to the Board of Directors director nominees for election at the next annual or special meeting of shareholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;
•recommending directors for appointment to committees of the Board of Directors;
•making recommendations to the Board of Directors as to determinations of director independence;
•overseeing the annual and periodic evaluation of the Board of Directors;
•overseeing the Company's policies and performance on matters relating to corporate responsibility and stakeholder interest risks and opportunities; and
•assisting management in setting related corporate responsibility strategy, including oversight of human capital and other initiatives and business risks.

Corporate Responsibility Oversight
Management and our Board of Directors recognize that corporate responsibility and sustainability risks are evolving and require regular oversight and strategic commitment. Since February 2023, the Nominating and Governance Committee is responsible for direct oversight of the Company's corporate responsibility and sustainability strategy and initiatives, including assessment and oversight of risks, opportunities, and strategies related thereto. Management has determined that the disclosure prescribed by the Sustainability Accounting Standards Board's (SASB) standard for professional commercial services, which identifies data security, diversity and engagement, and professional integrity, to be the most material, decision-useful sustainability information for our stakeholders. While certain of these corporate responsibility and sustainability initiatives are discussed briefly herein, please see our 2024 Corporate Responsibility Report, approved by our Nominating and Governance Committee and available on our website at https://www.goosehead.com/corporate-responsibility-report, for more information. The information in our 2024 Corporate Responsibility Report is not incorporated by reference into, and does not form part of, this Proxy Statement.

Workforce Diversity and Engagement
At Goosehead, we understand that our ability to attract, develop, engage, and protect our workforce is a vital component of our success and long-term shareholder value. We are proud of our diverse and inclusive culture, resulting from our operating principles of meritocracy, servant leadership, teamwork, and uncompromising integrity in all we do, which in turn guide employee engagement and development and advancement of our talent acquisition strategy. As of December 31, 2023, approximately 49% of our managers are women, approximately 54% of our employees are women, and approximately 42% of our workforce identifies as racially diverse. Goosehead's Equal Opportunity Policy and Anti-Harassment Policy are strictly enforced, and we utilize a third-party solutions team who offers a reporting hotline for our employees to report any employment-related issues, to encourage and facilitate independent and timely reporting and investigation of policy violations.

Sustainability and Community Involvement Initiatives
Goosehead is a completely cloud-enabled business and maintains a fully paperless client experience and operational environment. Moreover, we firmly believe that a strong philanthropic culture results in an engaged and passionate workforce. In addition to other community involvement initiatives, in 2023, Goosehead hosted its 5th Annual Back to School Drive & Backpack Stuffing Event in partnership with Hope Supply Company, and provided more than 500 backpacks filled with school supplies for children in North Texas. We also collaborated with Children's Health, a national pediatric healthcare provider, to host a toy drive to raise money and collect toy contributions for children at Children's Health Hospital in Dallas.

Professional Integrity
Goosehead strives to maintain high standards of ethics and integrity in all that we do. This commitment is reflected in our operating principles, which are reinforced through our corporate governance structure and key policies and procedures, which we regularly communicate to our employees. These policies and procedures include our Code of Business Ethics and Conduct (see below "Additional Corporate Governance Matters — Code of Business Ethics and Conduct"), our Statement of Policy Concerning Trading in Company Securities, designed to ensure that information about the Company is not used unlawfully in the purchase and sale of securities, and our Whistleblower Policy, which establishes procedures for the receipt and handling of reports or concerns related to accounting or auditing matters or violations of our Code of Business Ethics and Conduct.

Board of Directors Oversight
In addition to Committee-specific oversight discussed above, the Board of Directors as a whole evaluates the Company's overall risk profile, including how management assesses and responds to such risk. As part of this oversight function, management and the various committees provide the Board of Directors with quarterly updates and briefings regarding various risks facing the Company, including matters related to whistleblower protections and material litigation and investigations, as well as cybersecurity and data privacy reports addressing data security initiatives and developments and related risks. The Board of Directors also provides oversight to management, guided by the Nominating and Governance Committee, on matters related to corporate responsibility and sustainability strategies and initiatives. The Board of Directors devotes time and attention to these and other related risks and strategies and provides feedback to management in connection with their oversight function.

Meetings of the Board of Directors, Board of Directors and Committee Member Attendance and Annual Meeting Attendance
During 2023, the Board of Directors met six times, the Audit Committee met four times, the Compensation Committee met two times, and the Nominating and Governance Committee met once. Each member of our Board of Directors attended 100% of the aggregate meetings of the Board of Directors and of the committees on which he or she served. We encourage all our directors and director nominees to attend our annual meeting of shareholders; however, attendance is not mandatory. All of our then-serving directors attended our annual meeting of shareholders in 2023.

Annual Board of Directors Self-Assessment
Each year the Board of Directors conducts self-assessments to help ensure that it and its committees are functioning efficiently and are effectively overseeing Company strategy and long-term value. The Board of Director’s self-evaluation (and of each of its committees) considers member leadership success and the effectiveness of its risk oversight function. The Nominating and Governance Committee is responsible for overseeing and facilitating the annual evaluation of the Board of Directors.

Shareholder Communications with the Board of Directors
Should shareholders wish to communicate with the Board of Directors or any specified individual director, they should send their correspondence to the attention of our General Counsel, at 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas 76262. The General Counsel will forward the communication to the relevant directors or the Board of Directors as a whole. Certain communications that are unrelated to the duties and responsibilities of our Board of Directors are excluded, such as business solicitations, junk mail, mass mailings and spam, employment inquiries, and surveys.

Additional Corporate Governance Matters
Corporate Governance Updates
Management Succession Plan and CEO Transition
On February 21, 2024, our Board of Directors approved the Company's management succession plan, pursuant to which Mark E. Jones will step down from his position as the Company's CEO and assume the position of Executive Chairman. Mr. Jones will be succeeded as CEO by Mark K. Miller (such succession, the "CEO Succession"). The CEO Succession will become effective on July 1, 2024. Please see "Compensation Discussion and Analysis" for a more detailed discussion on the Compensation Committee's evaluation of Mr. Jones and Mr. Miller's compensation following the effective date of the CEO Succession. The succession plan was thoughtfully discussed, developed and assessed by the Board of Directors during regularly scheduled Board of Directors meetings in the course of its ongoing management succession planning and oversight. Additionally, the Compensation Committee met to determine and approve the proposed compensation changes and updates resulting from the CEO Succession.

Amended and Restated By-Laws
In 2023, the Board of Directors amended and restated our By-Laws to update certain aspects of the advance notice by-law and to make certain technical, conforming, modernizing, and clarifying changes. The amendments to the advance notice by-law update the procedures and information requirements for the nomination of directors and the proposal of other business for consideration at meetings of shareholders, including with respect to Rule 14a-19 promulgated under the Exchange Act. A copy of the By-Laws is attached as Exhibit 3.2 to our Annual Report.

Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics Policy applies to all of our employees, officers, and directors, including those officers responsible for financial reporting. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The full text of our Code of Business Conduct and Ethics Policy is available on our website at https://ir.gooseheadinsurance.com/governance/documents-and-charters. Any waiver of the code for directors or executive officers may be made only by our Board of Directors, or a committee to which the Board of Directors has delegated that authority, and will be promptly disclosed to our shareholders as required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq. Amendments to the code must be approved by our Board of Directors and will be promptly disclosed (other than technical, administrative or non-

substantive changes) to shareholders. Any amendments to the code, or any waivers of its requirements for which disclosure is required, will also be disclosed on our website.

Disclosure Committee
As an additional measure of comprehensive corporate governance, Goosehead's Disclosure Committee conducts quarterly reviews of all financial metrics, public disclosures, significant and nonrecurring transactions, related party transactions, active and pending litigation, and subsequent events. The Disclosure Committee is subject to the Nominating and Governance Committee and Audit Committee oversight.

Director and Officer Indemnification Agreements
Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"). We have established directors’ and officers’ liability insurance that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances. Our certificate of incorporation also provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL, which prohibits provisions that eliminate or limit liability relating to any breach of the director’s duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL, or any transaction from which the director derived an improper personal benefit.

We have entered into indemnification agreements with each of our directors and executive officers, which require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serve, or in the past fiscal year have served, as a member of a compensation committee (or other committee performing that function) of any other entity that has an executive officer serving as a member of our Board of Directors. See "Board of Directors Committees — Compensation Committee” above for additional information regarding the Board of Directors’ decision to make the entire Compensation Committee independent.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

As set forth above, our certificate of incorporation provides that our Board of Directors be divided into three classes, as nearly equal in number as possible, designated Class I, Class II, and Class III. Directors are nominated for re-election for staggered three-year terms according to class designation. At each annual meeting of shareholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting of shareholders following election.

The Board of Directors previously designated Mark K. Miller and James Reid as Class I Directors; Robyn Jones and Thomas McConnon as Class II Directors; and Mark E. Jones, Waded Cruzado, and Peter Lane as Class III Directors. The Class I Directors were elected at the 2022 annual meeting of shareholder to serve until the 2025 annual meeting of shareholders, the Class II Directors were elected at the 2023 annual meeting of shareholders to serve until the 2026 annual meeting of shareholders, and the Class III Directors were appointed to serve until the Annual Meeting. As the Class III Directors' term expires at the Annual Meeting, the Board of Directors recommends the election of Mark E. Jones, Waded Cruzado, and Peter Lane as Class III directors for a term ending at the annual meeting of shareholders to be held in 2027.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the Class III Director nominees at the Annual Meeting. If any nominee should be unavailable for election as a result of an unexpected occurrence, those shares will be voted for the election of such substitute nominees as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes of the shares cast at the meeting (excluding “Withheld” and broker non-votes, which will not affect the outcome of the vote).

The following table sets forth information with respect to each director’s position and office held with the Company and each director’s age as of March 27, 2024:

Name	Age	Position/Office Held with the Company	Director Since
Mark E. Jones(1)(2)	62	Chairman, Director and Chief Executive Officer	2018
Robyn Jones(3)	61	Vice Chairman, Director	2018
Mark K. Miller(2)(4)	59	President and Chief Operating Officer, Director	2018
Peter Lane(1)(5)(6)(7)	59	Director	2018
James Reid(4)(5)(6)(7)	61	Director	2018
Thomas McConnon(3)(5)	49	Director	2022
Waded Cruzado(1)(6)(7)	64	Director	2022
(1) Member of Class III of the Board of Directors nominated for election at the Annual Meeting to serve until the 2027 annual meeting of shareholders.
(2) Effective July 1, 2024, Mark E. Jones will step down from his position as the Company's CEO and assume the position of Executive Chairman. Mr. Jones will be succeeded as CEO by Mark K. Miller. See "Additional Corporate Governance Matters — Management Succession Planning and CEO Transition" above.
(3) Member of Class II of the Board of Directors elected to serve until the 2026 annual meeting of shareholders.
(4) Member of Class I of the Board of Directors elected to serve until the 2025 annual meeting of shareholders.
(5) Member of the Audit Committee.
(6) Member of the Compensation Committee.
(7) Member of Nominating and Governance Committee.

Board of Directors Qualifications and Experience
Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes, and skills that led the Board of Directors to conclude that they should serve as directors and, with respect to Class III Directors, that they should be elected at the Annual Meeting.

Class III Directors
Mark E. Jones has served as CEO since co-founding the Company in 2003 and Chairman of the Board of Directors since the Board of Directors was established. As discussed above, starting July 1, 2024, Mr. Jones will serve as Goosehead's Executive Chairman. Mr. Jones has led the strategic development and execution of all aspects of our business since inception. Prior to leading Goosehead, he worked at the global consulting firm Bain & Company from 1991 to 2004, most recently as a senior partner and director. Mr. Jones began his professional career at Ernst & Young in Calgary, Canada from 1985 to 1989. He earned a Bachelor of Commerce degree from the University of Alberta and an MBA from Harvard Business School. Mr. Jones was selected to our Board of Directors because of his role as a co-founder of the Company, the Jones family’s position as our largest shareholder, and because of his expertise in strategy development and execution, leadership, and finance.

Peter Lane has served as a member of our Board of Directors since March 2018. Mr. Lane previously served as chief executive officer of Axip Energy Services LP, formerly known as Valerus, an oilfield services company headquartered in Houston, Texas, from 2010 to 2016. Prior to joining Axip, Mr. Lane was an operating partner with TPG Global, LLC from 2009 to 2011. Before TPG, Mr. Lane spent 12 years at Bain & Company, where he led the Dallas and Mexico City offices as well as the oil and gas practice. He became a partner at Bain in 2003. Mr. Lane has served on the boards of Taylor Morrison Homes since 2012, The Bayou Companies since 2018 (where he is Executive Chairman) and has been a senior advisor to Altamont Capital Partners since 2017. Mr. Lane holds a BS in physics from the University of Birmingham in the United Kingdom and an MBA from the Wharton School. Mr. Lane was selected to our Board of Directors because of his extensive experience in business operations, finance, and corporate governance.

Waded Cruzado has served as a member of our Board of Directors since February 2022. Ms. Cruzado has served as President of Montana State University since 2010, during which Montana State University set new student enrollment records and became the fastest growing and the largest university in the state. President Cruzado was honored as the 2011 Michael P. Malone Educator of the Year from the Montana Ambassadors for demonstrating outstanding accomplishment, excellence, and leadership in the field of education. In 2012, President Barack Obama appointed President Cruzado to the Board for International Food and Agricultural Development. She was reappointed in 2017 and served on the board until 2020. In 2013, President Cruzado began serving on Montana’s Gov. Steve Bullock’s Equal Pay for Equal Work Task Force. Ms. Cruzado currently serves on several educational boards and was a former member of the Board of Directors of PayneWest Insurance before it was acquired by Marsh & McLennan Agency in April 2021. Ms. Cruzado holds a bachelor’s degree from the University of Puerto Rico and masters and doctoral degrees from the University of Texas at Arlington. Ms. Cruzado was selected to our Board of Directors because of her extensive board experience and for her extensive experience in leadership and strategy.

Class II Directors
Robyn Jones is the co-founder of Goosehead and has served as a director and Vice Chairman of the Board of Directors since March 2018. Prior to her retirement in 2020, Ms. Jones managed our physical facilities, was actively involved in our recruiting program and led our Women’s Initiative Network (previously the Women's Professional Development Program). She was selected to our Board of Directors because of her role in founding the Company, the Jones family’s position as our largest shareholder and her unique role in establishing and fostering our company culture.

Thomas McConnon has served as a member of our Board of Directors since February 2022. Mr. McConnon is Managing Director — Head of Public Equities and Chief Economist at Wildcat Capital Management, LLC ("Wildcat"). At Wildcat, which he joined in October 2018, Mr. McConnon leads the firm’s public equities investment team. Before Wildcat, Mr. McConnon was a founding investment partner at Indaba Capital Management, from 2010 to 2018. Prior to Indaba, Mr. McConnon was a principal at TPG Capital from 2004 to 2010, where he focused on large-scale private equity investing and sat on the boards of Sabre Holdings and Creative Artists Agency (CAA), and was an advisor to the board of Mammoth Mountain Ski Area. Before that, Mr. McConnon worked at Bain Capital and The Boston Consulting Group (BCG). Mr. McConnon holds an AB magna cum laude from Harvard University and an MBA from Stanford University where he was an Arjay Miller Scholar. Mr. McConnon was selected to our Board of Directors because he brings extensive experience in finance, business operations, and accounting.

Class I Directors
Mark K. Miller was appointed as President and Chief Operating Officer ("COO") of the Company in May 2022, and has served as a member of our Board of Directors since March 2018. Starting July 1, 2024, Mr. Miller will serve as Goosehead's CEO. Prior to joining Goosehead, Mr. Miller has worked for some of the largest private equity firms in the world helping drive large scale financial and operational transformations and served as the chief financial officer of Pluralsight, Inc. (a Vista Equity Partners company) from June 2021 until appointed President and COO of the Company in May 2022. Prior to Pluralsight, Mr. Miller was the chief financial officer for three other Vista Equity Partners portfolio companies: Finastra (London, UK), Marketo (San Mateo, CA), and Active Network (Dallas, TX). At Finastra, Mr. Miller led the company’s finance, accounting, and tax departments, as well as the company’s procurement and facilities functions from June 2018 to June 2019. Prior to Finastra, Mr. Miller was the chief financial officer of Marketo. He joined Marketo in April 2017 after the company was taken private by Vista Equity Partners. Mr. Miller resigned from Marketo in April 2019 after successfully selling the company to Adobe for $4.75 billion in October 2018. Prior to Marketo, Mr. Miller was the chief financial officer of Active Network from 2014 to 2016 and the chief financial officer of L.H.P. Hospital Group from 2013 to 2014. Mr. Miller spent 18 years with Sabre Holdings where he held multiple operating and finance positions and was instrumental in the company’s IPO and its subsequent $5 billion privatization transaction. He was Sabre’s chief financial officer from 2010 to 2013. Early in his career, Mr. Miller worked for Ernst and Young, LTV Corporation, and Hertz Corporation. Mr. Miller has an Accounting degree from Texas Tech University and an MBA in Finance from Rice University. He is a licensed Certified Public Accountant in the state of Texas. Mr. Miller was selected to our Board of Directors because he brings extensive experience in business operations, finance, and accounting.

James Reid has served as a member of our Board of Directors since March 2018. Mr. Reid was named president and Chief Executive Officer of Higginbotham in 1989 at the age of 27. At that time, he implemented the firm’s defining “single source” service model whereby customers can obtain all their insurance and financial services under one roof. He also had the foresight to establish Higginbotham’s employee ownership structure, aligning all employees’ interests in the success of the firm. Under Mr. Reid’s leadership, Higginbotham has grown to become the nation’s 21st largest independent insurance brokerage firm and Texas’s largest—one with full property/casualty, financial and HR service capabilities through offices coast to coast. After receiving a bachelor's degree in business administration/insurance from the University of North Texas, Mr. Reid began his insurance carrier in 1983 as an assistant to the principals of Ramey, King, & Minnis Insurance Agency. He moved on to American General Fire & Casualty Company as a territorial marketing manager before joining Higginbotham as its 12th employee in 1986. Mr. Reid was selected to our Board of Directors because of his extensive experience in business operations and in the insurance industry.

Board of Directors Diversity Matrix
The table below provides certain highlights of the composition of our Board of Directors as of March 27, 2024. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Listing Rule 5605(f).

Board of Directors Diversity Matrix
Total Number of Directors	7
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	5	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	1	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

The Board of Directors unanimously recommends that you vote FOR the election of Mark E. Jones, Waded Cruzado and Peter Lane as Class III Directors for a term ending at the annual meeting of shareholders to be held in 2027.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has engaged Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024, and is seeking ratification of this selection by our shareholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since the fiscal year ended December 31, 2017. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require shareholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that a change would be in the best interests of the Company and our shareholders.

Audit and Non-Audit Services
The following table provides information regarding the fees incurred to Deloitte & Touche LLP during the years ended December 31, 2023 and 2022. All fees described below were approved by the Audit Committee.

	Year Ended December 31
	2023	2022
Audit Fees(1)	$1,535,125	$1,235,731
Audit Related Fees(2)	2,000	2,000
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$1,537,125	$1,237,731
(1) Audit Fees of Deloitte & Touche LLP for 2023 and 2022 were for professional services associated with the annual audit of our consolidated financial statements, the reviews of our quarterly condensed consolidated financial statements, and the issuance of consents.
(2) Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3) Tax Fees consist of fees for tax compliance, tax advice, and tax planning. No such services were incurred in 2023 or 2022.
(4) All Other Fees include any fees billed that are not audit, audit-related, or tax fees. No such services were incurred in 2023 or 2022.

Audit Committee Pre-Approval Policies and Procedures
Before an independent registered public accounting firm is engaged by the Company to render audit or non-audit services, the Audit Committee must review the terms of the proposed engagement and pre-approve the engagement. The Audit Committee may delegate authority to one or more of the members of the Audit Committee to provide these pre-approvals for audit or non-audit services, provided that the person or persons to whom authority is delegated must report the pre-approvals to the full Audit Committee at its next scheduled meeting. Audit Committee pre-approval of non-audit services (other than review and attest services) are not required if those services fall within available exceptions established by the SEC.

The Audit Committee pre-approved all audit, audit-related, tax, and other services provided by Deloitte & Touche LLP for the fiscal years 2023 and 2022 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee.

The Board of Directors unanimously recommends that you vote FOR this Proposal No. 2

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Goosehead Insurance, Inc. (“Goosehead”) under the Securities Act of 1933, as amended, or the Exchange Act.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of Goosehead’s Board of Directors. The Audit Committee’s functions are more fully described in its charter, which is available in the “Governance Overview” section of Goosehead’s investor relations website at https://ir.gooseheadinsurance.com/governance/documents-and-charters. Management has the primary responsibility for Goosehead’s financial statements and reporting processes, including its systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Goosehead’s audited financial statements as of and for the year ended December 31, 2023.

The Audit Committee has discussed with Deloitte & Touche LLP, Goosehead’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee discussed Deloitte & Touche LLP’s independence with their representative and has received the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB (regarding communications with the Audit Committee concerning independence) from Deloitte & Touche LLP. Finally, the Audit Committee discussed with Deloitte & Touche LLP, with and without management present, the scope and results of Deloitte & Touche LLP’s audit of Goosehead’s financial statements.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that Goosehead’s audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 that were filed with the SEC. The Audit Committee also has selected Deloitte & Touche LLP as Goosehead’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and is seeking ratification of this selection by the shareholders.

Audit Committee
Thomas McConnon, Chairman
Peter Lane
James Reid

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
This Proposal No. 3 provides our shareholders with an opportunity to provide an advisory vote related to compensation of our NEOs.

The Company utilizes a “pay-for-performance” philosophy as the foundation for all decisions regarding compensation of the Company’s NEOs. Our executive compensation program, approved by our independent Compensation Committee, therefore incorporates performance metrics intended to align executive compensation with the creation of long-term value for our stakeholders and is designed to attract, motivate, and promote retention of key individuals who can help achieve superior shareholder returns. The Compensation Committee has determined that the compensation components, set out below, including awarding bonuses to certain NEOs based on achieving specifically defined metrics and awarding equity compensation in the form of stock options that vest over a three-year period and are awarded at a 10% premium of the then market price, by their nature promote alignment between executive compensation and our shareholders. Please refer to our “Compensation Discussion and Analysis” for a more detailed explanation of the compensation of the Company’s NEOs.

Pursuant to Schedule 14A of the Exchange Act and related SEC rules, we are asking for shareholder approval, in the form of an advisory resolution, of the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules, which includes the disclosure under “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the executive compensation policies and practices described in this Proxy Statement. This advisory vote gives you, as a shareholder, the opportunity to endorse or not endorse the compensation of our NEOs through the following resolution:

“Resolved, that the shareholders approve, in the form of an advisory resolution, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis section and compensation tables, as well as the other narrative executive compensation disclosures, contained in the Proxy Statement.”

While we intend to carefully consider the voting results of this Proposal No. 3, this vote is advisory and therefore not binding on the Company, the Compensation Committee, or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider those shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Based on the results of a separate non-binding advisory shareholder vote on the frequency of future shareholder advisory votes regarding the compensation program for our NEOs held at our 2021 annual meeting of the shareholders, our Board of Directors determined that we will continue to hold our say on pay vote on an annual basis. Accordingly, the next advisory vote to approve our executive compensation program will occur at the 2025 annual meeting of the shareholders.

The Board of Directors unanimously recommends that you vote FOR this Proposal No. 3

EXECUTIVE OFFICERS

The following is biographical information for our executive officers, including their ages and positions, as of March 27, 2024:

Name	Age	Position
Mark E. Jones	62	Chairman, Director and Chief Executive Officer
Mark K. Miller	59	President and Chief Operating Officer, Director
Mark E. Jones, Jr.	32	Chief Financial Officer
John T. O'Connor	44	General Counsel and Corporate Secretary

Mark E. Jones’ biography is provided above in Proposal No. 1 of this Proxy Statement.

Mark K. Miller’s biography is provided above in Proposal No. 1 of this Proxy Statement.

Mark E. Jones, Jr. has served as Chief Financial Officer ("CFO") since September 2022, and oversees Goosehead’s internal and external financial reporting, budgeting and forecasting, payroll/401(k)/ESPP administration, treasury function, and investor relations, as well as Goosehead's corporate partnerships. Mr. Jones joined Goosehead in 2016 as its controller and was promoted to vice president of finance in 2020. He was instrumental to Goosehead’s IPO in 2018 and was responsible for overseeing Goosehead’s SEC reporting, financial planning and analysis, and directly managing Goosehead’s finance team. Prior to joining Goosehead, Mr. Jones worked in Ernst & Young’s Audit practice, primarily focused on financial service companies. He is a graduate of Texas A&M University with a bachelor’s degree in accounting and a master’s degree in finance and is a Certified Public Accountant.

John T. O'Connor has served as General Counsel since May 2022, and is responsible for all aspects of the company’s legal operations, including strategic development of Company policy, regulatory compliance, and human resources. In 2023, Mr. O'Connor was appointed Corporate Secretary. Prior to joining Goosehead, Mr. O'Connor spent fifteen years in private legal practice, including more than a decade with international law firm Weil, Gotshal & Manges, LLP. He most recently served as general counsel for an Austin based real estate development company. Notably, while in private practice, Mr. O’Connor served as outside counsel for Goosehead and has worked as an advisor to the company since 2019. He holds an undergraduate degree from Loyola Marymount University, a master’s degree from Pepperdine University and received his J.D. from Southern Methodist University, where he served as President of the SMU Law Review Association.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
Compensation Philosophy and Objectives
At Goosehead, our overarching executive compensation philosophy is to incentivize creating and sustaining long-term value for all stakeholders, including shareholders, business partners, and employees, through a compensation program designed to attract, motivate, reward, and retain the management talent required to achieve our corporate objectives. The compensation of our NEOs is designed by the Compensation Committee to reward financial and operating performance and encourage long-term, consistent leadership at Goosehead by linking compensation with both short-term and long-term financial and operating performance, such that executive compensation varies depending on the Company's performance as a whole and each individual NEO's contributions to that performance.

As discussed in more detail below, both Mr. Miller, who will be our CEO starting July 1, 2024, and Mr. Jones, Jr., our CFO, have 50% of their potential bonus payment tied to the Company achieving specific financial metrics. Mr. Jones, our CEO, has historically not received a bonus. A large portion of executive compensation is provided through awards of long-term equity incentives, in the form of stock options, designed to further align our NEO's interests with those of our shareholders. These NEO equity awards are priced at a 10% premium over market price of our Class A common stock on the grant date and vest ratably over a three-year period (i.e., one-third of the shares vest on each of the one-year, two-year, and three-year anniversaries of the grant date), such that the awards only provide value to our NEOs if our stock appreciates at least 10% in value and retains that appreciated value over the vesting schedule, and are subject to the NEO's continued employment with the Company. We believe that our executive compensation program, as described more fully herein, promotes Goosehead's continued success and increases our overall value.

Compensation Setting Process
The Compensation Committee determines the compensation of our NEOs (other than the CEO) in consultation with the CEO. The CEO's compensation is determined solely by the Compensation Committee while the compensation levels of our executive officers are informed by the judgment and recommendation of our CEO and are reviewed, analyzed, and ratified by the Compensation Committee and our Board of Directors.

In determining compensation for our NEOs, the Compensation Committee and our Board of Directors review and evaluate many factors, including:
•Goosehead’s performance and growth;
•the individual NEO's prior year performance with respect to several performance factors;
•financial measurements such as premium growth, revenue growth, Core Revenue*, net operating income, Adjusted EBITDA*, and trends in those measurements;
•ability of each NEO to achieve strategic objectives;
•individual performance and performance as a management team;
•long-term potential to maintain and enhance value for our shareholders; and
•market compensation practices for similar positions within related industries.
*Core Revenue and Adjusted EBITDA are non-GAAP financial measures. See "Executive Compensation — Pay versus Performance — Most Important Performance Measures" below for a discussion of these key performance measures.

While our business model is complex and unique in our industry, we understand the value in peer group comparison when it comes to providing competitive and reasonable executive compensation. As such, as part of our compensation-setting process, the Compensation Committee reviews market practices related to executive compensation generally to ensure our executive compensation is in line with market standards.

Using this information, the Compensation Committee evaluates both the short-term and long-term performance compensation for our NEOs to ensure alignment with our business objectives. The Compensation Committee does not react to short-term changes in business performance in determining the amount and mix of executive compensation components. Goosehead’s executive compensation model has a strong track record of aligning the interests of its executive officers and its shareholders and has been a key catalyst to Goosehead’s operating and financial performance. This methodological approach encourages our executive officers to make decisions that will result in significant long-term value creation for our business and our shareholders without providing an incentive to take unnecessary risks or to chase short-term returns at the expense of creating long-term value.

The Compensation Committee sought input from compensation experts in devising and implementing our compensation structure, including our Equity Award Grant Policy discussed herein, and believes our program to be conservative while aligning management’s interests with the best interests of our stakeholders.

Consideration of Shareholder Feedback
Our Compensation Committee also considers shareholder feedback when determining executive compensation. Following last year's annual meeting of shareholders, our independent Compensation Committee carefully reviewed and considered the results of the shareholder advisory vote on NEO compensation for 2022, detailed in Goosehead's 2023 Proxy Statement, when determining NEO compensation for subsequent periods. Importantly, Mark K. Miller, who will become our CEO effective July 1, 2024, will still be subject to the same compensation metrics as he was as our President and COO, as described more fully in "Elements of Executive Compensation" below. Moreover, after Mark E. Jones steps down from his position as our CEO, his annual base salary for his service as Executive Chairman will be reduced by approximately two-thirds of his current salary and he will continue to be ineligible for annual bonuses. We believe this shift in executive compensation metrics further aligns our key leaders with the sustained success of our business and interests of our shareholders.

Elements of Executive Compensation
We have three key elements of executive compensation: long-term equity incentives in the form of incrementally vesting stock options, market driven annual base salary, and annual bonuses. Long-term equity incentives are structured to align the interests of our NEOs with those of our shareholders by directly linking compensation to stock price appreciation and to retain key members of our management team. Goosehead stock must appreciate at least 10% and the NEO must remain with the Company during the vesting period to realize any value from the award. Annual base salary is designed to attract and retain talented executive officers and reward them for annual achievements and is awarded in consideration of market standards. Annual bonuses are intended to motivate our NEOs to achieve superior performance on a near-term basis and in part require the achievement of specific financial metrics.

Long-Term Equity Incentives
Aligning executive compensation with long-term shareholder value creation is the central pillar of our compensation model. Our Omnibus Incentive Plan (as amended and restated in 2019, the “Omnibus Plan”), described in more detail below, provides our Compensation Committee with various equity-related mechanisms to motivate our NEOs to perform at the highest level, contribute significantly to the success of Goosehead, and to reward them for that success, including through grants of stock options, stock appreciation rights, restricted stock, RSUs, and other stock-based awards. Our Compensation Committee affirmatively determined that long-term equity awards, in the form of stock options, are the best tool to motivate our NEOs to achieve and sustain peak performance and contribute significantly to our long-term success, thereby furthering the best interests of our shareholders.

As such, the Compensation Committee provides our NEOs with stock option awards every year pursuant to our Equity Award Grant Policy. To further align our NEO's interests with those of our shareholders, these stock option awards vest ratably over a three-year period, subject to the NEO's continued service with Goosehead.

Of note, the Compensation Committee imposes an exercise price for price of stock options granted to our NEOs that is at a 10% premium over the market price of our Class A common stock on the date of the grant. Accordingly, our NEOs will realize no value in their option awards if our stock does not appreciate in value by at least 10% and remain appreciated over the three-year vesting period. Moreover, the value received by our NEOs pursuant to these equity awards directly increases in tandem with the value realized by our shareholders. The Compensation Committee believes that granting annual stock option awards in this manner not only aligns the interests of our NEOs with those of our shareholders, but also rewards sustained performance and promotes retention of our key members of management. See below "Compensation Discussion and Analysis — Equity Compensation Plans and Policies" for more information on how our Compensation Committee determines long-term equity incentives for our NEOs.

Annual Base Salary
Base salaries play the crucial role of attracting and retaining the management talent necessary to operate our business successfully. A competitive annual base salary is an important component of executive compensation, as it provides an incentive to deliver results on behalf of our shareholders and to remain committed to the long-term success of Goosehead. Individual annual base salary amounts for our NEOs are not determined by a formula, but instead reflect the Compensation Committee's recommendation after considering the factors listed above, including the NEO's scope of duties and responsibilities, track record of performance both short-term and long-term performance, and consideration of the appropriate market salary levels.

Annual Bonuses
The bonus structure for our President and COO and our CFO is structured such that half or more of their annual cash bonus potential is contingent on the Company meeting minimum Core Revenue and Adjusted EBITDA targets: 25% is based on Goosehead’s budgeted Core Revenue and 25% is based on meeting Goosehead’s budgeted Adjusted EBITDA. The Company believes that Core Revenue is a key metric to evaluate NEO performance, as it is the most predictable revenue stream for Goosehead and is the portion of revenue most within management's control. The remaining 50% of these officers’ annual cash bonus potential remains fully discretionary based on accomplishing strategic priorities identified by the Compensation Committee and the Board of Directors, including the retention of key employees, improving sales productivity, the achievement of budgeted headcount and producer numbers, effectively managing organizational cost structure, and achievement of other various strategic initiatives. Historically, our CEO has not received an annual bonus. Starting July 1, 2024, our CEO will also be subject to this metric-bonus structure.

This bonus structure allows our Compensation Committee to award performance-based bonuses annually to our NEOs based on each officer's individual contributions to Goosehead's strategic initiatives and operational success during the year. These bonuses are designed to motivate our NEOs to achieve results that exceed management's expectations and provide long-term value to Goosehead's shareholders.

Employee Benefits
Retirement Benefits
Our retirement benefits encourage long-term service to Goosehead. The Company offers a defined contribution plan sponsored by Texas Wasatch Insurance Services, L.P. (the “401(k) plan”) to our employees, including our NEOs. Under the 401(k) plan, Texas Wasatch Insurance Services, L.P. discretionarily matches 100% of salary deferral elected by each participating employee up to a maximum of 3% of compensation, not to exceed the statutory contribution limit. These matching contributions vest ratably over four years of service.

Health and Welfare Benefits
Our executive officers are entitled to the same health and welfare benefits as our employees generally, including medical, dental, and vision insurance, as well as flex and health savings accounts, life insurance, short-term disability insurance, long-term disability insurance, accident insurance, and critical illness insurance.

Equity Compensation Plans and Policies
Goosehead Insurance, Inc. Amended and Restated Omnibus Incentive Plan
In 2018, in connection with our initial public offering ("IPO"), we adopted, and obtained shareholder approval for, the Company’s Omnibus Plan. The purpose of the Omnibus Plan is to motivate and reward employees, including our NEOs, and directors to perform at the highest level and contribute significantly to our success, thereby furthering the best interests of our shareholders. Because equity awards align our NEOs' and directors' interests with those of our shareholders, we anticipate that we will continue to use equity awards, in the form of incrementally vesting stock options, as an integral part of our executive compensation program.

Equity Award Grant Policy
Our Compensation Committee administers our Omnibus Plan pursuant to our Equity Award Grant Policy. Our Equity Award Grant Policy permits that only the Compensation Committee may approve on-cycle grants of stock-based awards to directors, NEOs, and other officers of the Company for purposes of Section 16 of the Exchange Act. The Committee may delegate authority to the CEO to grant stock-based awards to non-executive officers, off-cycle awards, and awards to newly hired or promoted employees under the policy.

As an important measure to ensure the integrity of the award granting process, the Equity Award Grant Policy further provides that the Compensation Committee determine fixed grant dates in advance, such that all terms and conditions of each stock-based award shall be approved on or prior to the grant date. If special circumstances warrant, and subject to black-out periods and other trading restrictions, the Compensation Committee may also grant off-cycle awards outside of this schedule to select individuals.

Goosehead Insurance, Inc. Employee Stock Purchase Plan
In 2018, in connection with our IPO, we adopted, and received shareholder approval for, the Company’s Employee Stock Purchase Plan (the “ESPP”). The ESPP permits participating employees to purchase shares of our common stock through payroll deductions in an amount equal to at least 1%, but not more than 5%, of the employee’s compensation. The purchase price of the shares of our common stock will be not less than 95% (or such greater percentage as designated by our Board of Directors, or a committee designated by our Board of Directors) of the fair market value of our common stock on the date of purchase. Our NEOs are not permitted to participate in our ESPP.

Equity Compensation Plan Information
The following table sets forth information as of December 31, 2023, with respect to Company's Omnibus Plan and ESPP, both of which received shareholder approval and are the only compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Class A Voting Shares to be Issued Upon Exercise of Outstanding Options(1)(2)	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Outstanding Options)(3)
Equity compensation plans approved by shareholders	2,946,293	$61.87	18,304
Equity compensation plans not approved by shareholders	—	—	—
Total	2,946,293	$61.87	18,304
(1) Reflects shares subject to outstanding and unexercised options granted under the Omnibus Plan.
(2) The number of shares that may be issued under the ESPP and the weighted-average exercise price of such shares, are uncertain and consequently not reflected. The number of shares to be purchased will depend on the number of employees participating in our ESPP, their respective salaries and the market price of the Company's Class A voting shares when scheduled purchases are made.
(3) Represents only those Class A voting shares available for future purchases under the ESPP.

Other Compensation-Related Policies
Anti-Hedging and Anti-Pledging Policy
Goosehead maintains a Statement of Policy Concerning Trading in Company Securities that prohibits employees, including our NEOs, and directors from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of Goosehead’s equity securities. Further, Goosehead prohibits employees and directors from pledging Goosehead securities in any circumstance, including by purchasing Goosehead securities on margin or holding Goosehead securities in a margin account.

Compensation Recoupment Policy
Goosehead maintains a Compensation Recoupment Policy pursuant to Section 10D of the Exchange Act, which requires Goosehead recoup certain incentive-based compensation (i.e., compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure) awarded to Section 10D executive officers in the event that Goosehead is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements. A copy of Goosehead's Compensation Recoupment Policy is filed as an exhibit to Goosehead's Annual Report on Form 10-K. Goosehead was not required to prepare an accounting restatement in 2023 and thus no recoupment was made pursuant to this policy.

Executive Compensation in 2023
The following provides additional details around the 2023 compensation of our NEOs during our fiscal year ended December 31, 2023, which included a total of the five individuals listed below, as our Chief Legal Officer ("CLO") resigned during 2023 and was succeeded by our General Counsel and Corporate Secretary. See below "Related Person Transactions — Special Advisor Agreement" for additional detail on Mr. P. Ryan Langston's resignation as CLO and subsequent appointment as Special Advisor to the Board of Directors.

•Mark E. Jones — Chairman, Director, and CEO
•Mark K. Miller — President, COO, and Director
•Mark E. Jones, Jr. — CFO
•John T. O'Connor — General Counsel and Corporate Secretary (succeeding P. Ryan Langston)
•P. Ryan Langston — former CLO and Corporate Secretary

The Compensation Committee determined base salaries, bonuses, and long-term equity incentives for each of our NEOs after considering the following factors:
•scope and responsibility of the NEO’s position;
•achievement of Goosehead’s strategic and operational business goals;
•performance, experience, knowledge, skills, and personal contributions of each NEO;
•Goosehead's performance and growth, including performance of key financial measurements;
•comparative compensation data from market data;
•long-term potential to maintain and enhance value for our shareholders; and
•recommendations from the CEO for the other NEOs based in part on each of the aforementioned factors.

Base Salary
In 2023, our CEO, President and COO, CFO, and CLO received salary increases due to expansion in Goosehead’s Adjusted EBITDA margin in 2023. Adjusted EBITDA margin is a non-GAAP financial measure. See the section entitled "Item 7. Management's discussion and analysis of financial condition and results of operations" in our Annual Report for a discussion of this financial measure. The specific salary dynamics for the NEOs were as follows:

•CEO Mark E. Jones: an 11% increase to reflect his commitment to executive leadership and Goosehead’s growth and strategic direction.
•President and COO Mark K. Miller: a 10% increase to reflect his executive leadership and management of Goosehead’s operations, including sales, franchise sales, service, back office, and recruiting.
•CFO Mark E. Jones, Jr.: a 23% increase to reflect his leadership and contribution toward Goosehead’s growth, oversight and continued buildout of Goosehead’s finance, investor relations, and internal audit departments, and the achievement of individual and collective strategic and operational business goals.
•General Counsel John T. O'Connor: a starting salary of a $346,500 to reflect his proven track record of managing legal operations and the scaling and efficiency of Goosehead's legal, corporate compliance, and human capital departments, the effective management of all material risks to Goosehead, and the achievement of individual and collective strategic and operational business goals.
•Former CLO P. Ryan Langston: a 10% increase to reflect his leadership and contribution toward Goosehead’s legal operations as CLO.

Annual Bonus
•CEO Mark E. Jones: Mr. Jones has not historically received a bonus and did not receive a bonus for his service in 2023.
•President and COO Mark K. Miller: Mr. Miller received a bonus of $618,719 to reflect individual contributions to Goosehead’s operational success and accomplishment of its strategic initiatives during the prior year and to motivate Mr. Miller to continue to achieve results that exceed management's expectations and provide long term value to Goosehead’s shareholders. Approximately 50% of Mr. Miller's bonus was earned as a result of Goosehead reaching predetermined Adjusted EBITDA and Core Revenue targets.
•CFO Mark E. Jones, Jr.: Mr. Jones received a bonus of $196,865 to reflect individual contributions to Goosehead’s strategic initiatives during the prior year related to finance, capital markets, internal audit, and corporate partnerships and to motivate Mr. Jones to continue to achieve results that exceed management's expectations and provide long term value to Goosehead's shareholders. Approximately 50% of Mr. Jones's bonus was earned as a result of Goosehead reaching predetermined Adjusted EBITDA and Core Revenue targets.
•General Counsel John T. O'Connor: Mr. O'Connor received a discretionary bonus of $50,000 to reflect individual contributions to Goosehead’s legal, compliance, and human capital departments, and accomplishment of Goosehead’s strategic initiatives during the prior year and to motivate Mr. O'Connor to continue to achieve results that exceed management's expectations and provide long term value to Goosehead's shareholders.
•Former CLO P. Ryan Langston received a discretionary bonus of $93,333 to reflect individual contributions to legal operations while serving as Goosehead’s CLO during 2023.

Long-Term Equity Incentives
Each NEO was awarded incrementally vesting stock options based on the individual NEO’s scope of responsibilities and to encourage such NEO to perform at the highest level and contribute significantly to the long-term success of Goosehead, thereby furthering the best interests of our shareholders. The following awards were made to our NEOs in 2023 pursuant to the Equity Award Grant Policy:

•Mark E. Jones: 200,000 stock options.
•Mark K. Miller: 40,000 stock options.
•Mark E. Jones, Jr.: 35,000 stock options.
•John T. O'Connor: 20,000 stock options, granted prior to becoming an NEO.
•P. Ryan Langston: 15,000 stock options, granted after ceasing to be an NEO.

For each of Mark E. Jones, Mark K. Miller, and Mark E. Jones, Jr., the awards were granted with a 10% premium strike price over the market price of our Class A common stock on the grant date. John T. O'Connor, in relation to his performance as General Counsel of the Company and prior to succeeding P. Ryan Langston and becoming an NEO, and P. Ryan Langston, in connection with his role as Special Advisor to Goosehead's Board of Directors and not as an NEO, each received awards granted at fair market value.

For purposes of this Proxy Statement, we value our NEO stock option awards based on the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). The values set forth in the tables below reflect our accounting for these stock options awards and do not necessarily correspond to the actual values that may be realized by our NEOs, as actual value realized is dependent on factors such as continued service through the applicable vesting periods and the stock price at the time of exercise. The assumptions used in the valuation of these options are set forth in Note 13 to our financial statements, which are included in our Annual Report for the year ended December 31, 2023.
Compensation Risk Assessment
The Compensation Committee has performed a review of compensation policies and practices for our employees and has concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Report of the Compensation Committee of the Board of Directors
Our Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management as well as the accompanying compensation tables and related narratives. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Goosehead’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Compensation Committee
Peter Lane, Chairman
James Reid
Waded Cruzado

2023 Summary Compensation Table
The following table sets forth information concerning the compensation paid to or earned by our NEOs during our fiscal year ended December 31, 2023. All numbers are rounded to the nearest dollar.

Name and Principal position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Mark E. Jones, Chief Executive Officer and Chairman
	2023	2,100,000	—	3,514,000	16,110	5,630,110
	2022	1,900,000	—	7,858,500	15,174	9,773,674
	2021	1,900,000	—	—	14,140	1,914,440
Mark K. Miller, President and Chief Operating Officer(4)
	2023	550,000	618,719	702,800	6,646	1,878,165
	2022	276,515	291,667	4,429,800	6,500	5,004,482
	2021	—	—	—	—	—
Mark E. Jones, Jr., Chief Financial Officer(5)
	2023	325,000	196,865	614,950	16,546	1,153,361
	2022	234,153	85,217	3,745,915	15,029	4,080,314
	2021	—	—	—	—	—
John T. O'Connor, General Counsel and Corporate Secretary(6)
	2023	346,500	50,000	368,800	10,046	775,346
	2022	—	—	—	—	—
	2021	—	—	—	—	—
P. Ryan Langston, former Chief Legal Officer and Corporate Secretary(7)
	2023	201,515	93,333	412,200	9,973	717,022
	2022	430,000	200,000	2,619,500	15,399	3,264,899
	2021	370,000	130,020	—	13,700	513,720
(1) The amounts shown for 2023 reflect bonuses paid for services completed in 2023, the amounts shown for 2022 reflect bonuses paid for services completed in 2022, and the amounts shown for 2021 reflect bonuses paid for services completed in 2021.
(2) The amounts shown in this column reflect the aggregate grant date fair value of options granted under the Omnibus Plan to purchase our common stock, computed in accordance with FASB ASC Topic 718. Any estimated forfeitures are excluded from the values reported in this table. The assumptions used in the valuation of these options are set forth in Note 13 to our financial statements, which are included in our Annual Report for the year ended December 31, 2023.
(3) For 2023, the amounts shown include (i) 401(k) Plan matching contributions for Mark E. Jones ($9,900), Mark E. Jones, Jr. ($9,900), John T. O'Connor ($9,900) and P. Ryan Langston ($9,900) by the plan sponsor, Texas Wasatch Insurance Services, L.P., (ii) healthcare benefits for Mark E. Jones ($6,064), Mark K. Miller ($6,500), and Mark E. Jones, Jr. ($6,500), and (iii) long-term disability benefits of $146 for each of Mark E. Jones, Mark E. Jones, Jr., and John T. O'Connor, and $73 for P. Ryan Langston.
(4) Mark K. Miller was not an NEO for 2021. Accordingly, this table excludes his 2021 compensation information.
(5) Mark E. Jones, Jr. was not an NEO for 2021. Accordingly, this table excludes his 2021 compensation information.
(6) John T. O'Connor was not an NEO for 2021 and 2022. Accordingly, this table excludes his 2021 and 2022 compensation information.
(7) P. Ryan Langston resigned as an NEO effective June 2, 2023 and is no longer employed by the Company but was appointed by the Board of Directors as Special Advisor to the Board of Directors. The option award included for Mr. Langston in 2023 reflects his award by the Compensation Committee in connection with his role as Special Advisor to the Board of Directors and not as an NEO.

2023 Grants of Plan-Based Awards
The following plan-based awards were made to our NEOs during the fiscal year ended December 31, 2023.

Name	Grant Date	All Other Stock Option Awards: Number of Securities Underlying Options (#)(1)	Exercise Price of Stock Option Awards ($)(2)	Grant Date Fair Value of Stock Option Awards ($)(3)
Mark E. Jones	1/3/2023	200,000	38.78	$3,514,000
Mark K. Miller	1/3/2023	40,000	38.78	$702,800
Mark E. Jones, Jr.	1/3/2023	35,000	38.78	$614,950
John T. O'Connor(4)	1/3/2023	20,000	35.25	$368,800
P. Ryan Langston(5)	5/2/2023	15,000	58.00	$412,200
(1) The amounts in this column reflect the number of stock options granted, as discussed in “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentives.”
(2) The exercise price for the stock options was set based on the closing price of underlying Class A common stock on the date of the grant. The exercise price of stock options granted to our NEOs, other than the stock options granted to John T. O'Connor and P. Ryan Langston were granted at a 10% premium over the market price of our Class A common stock on the date of the grant. John T. O'Connor and P. Ryan Langston received stock options granted at fair market value as of the date of the grant (see footnotes 4 and 5, respectively).
(3) The amounts shown in this column reflect the aggregate grant date fair value of options granted under the Omnibus Plan to purchase our common stock, computed in accordance with FASB ASC Topic 718. Any estimated forfeitures are excluded from the values reported in this table. The assumptions used in the valuation of these options are set forth in Note 13 to our financial statements, which are included in our Annual Report for the year ended December 31, 2023.
(4) The stock options granted to John T. O'Connor on January 3, 2023 relate to his performance as General Counsel of the Company, prior to succeeding P. Ryan Langston and becoming an NEO.
(5) The stock options granted to P. Ryan Langston on May 2, 2023 reflect his award by the Compensation Committee in connection with his role as Special Advisor to the Board of Directors.

Outstanding Equity Awards at 2023 Fiscal Year-End
The following table sets forth all outstanding equity awards held by our NEOs as of December 31, 2023.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Mark E. Jones	45,324	-	10.00	4/26/2028
	156,000	78,000	40.88	4/1/2030
	50,000	100,000	143.24	1/3/2032
	-	200,000	38.78	1/3/2033
Mark K. Miller	61,622	-	10.00	4/26/2028
	17,416	1,584	131.87	1/4/2031
	60,000	120,000	48.15	5/13/2032
	-	40,000	38.78	1/3/2033
Mark E. Jones, Jr.	23,334	11,666	44.14	1/2/2030
	11,667	23,333	130.22	1/3/2032
	5,000	10,000	48.15	5/13/2032
	21,667	43,333	41.51	10/31/2032
	-	35,000	38.78	1/3/2033
John T. O'Connor	6,667	13,333	57.49	5/2/2032
	-	20,000	35.25	1/3/2033
P. Ryan Langston	54,000	27,000	40.88	4/1/2030
	16,667	33,333	143.24	1/3/2032
	2,500	12,500	58.00	5/2/2033

2023 Option Exercises
The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during the fiscal year ended December 31, 2023 by each of our NEOs. The value realized on exercise of stock options is calculated based on the difference between the market price of our Class A common stock upon exercise and the exercise price of the stock option.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Mark E. Jones	87,148	4,695,800
Mark K. Miller	-	-
Mark E. Jones, Jr.	-	-
John T. O'Connor	-	-
P. Ryan Langston	30,000	1,446,781

Employment Agreements with NEOs
We have not entered into employment agreements with our NEOs.

Pension Benefits and Nonqualified Deferred Compensation
We do not provide a pension plan for our employees, and none of our NEOs participated in a nonqualified deferred compensation plan in 2023.

Termination and Change In Control Benefits
Under our option award agreements, including those with each of our NEOs, if, within six months following a “Change in Control” (as defined in the Omnibus Plan) an employee’s employment is terminated without "Cause" (as defined in the Omnibus Plan) or resigns for "Good Reason" (as defined in the option award agreement), their options shall become immediately vested and exercisable.

The following table sets forth the intrinsic value of the options that would vest assuming a Change in Control occurred on December 31, 2023 and each of our NEOs were immediately terminated without Cause thereafter.

Name	Accelerated Vesting of Stock Options ($)(1)
Mark E. Jones	10,127,760
Mark K. Miller	4,798,800
Mark E. Jones, Jr.	3,427,434
John T. O'Connor	1,055,127
P. Ryan Langston	1,165,340
(1) These amounts shown were determined by multiplying (a) the amount by which the closing price per share of our Class A common stock on December 29, 2023 of $75.80 exceeded the exercise price per share in effect under each stock option agreement by (b) the number of shares that would vest on an accelerated basis under such stock option agreement.

Pay versus Performance
The below Pay-versus-Performance Table describes the relationship between the “Compensation Actually Paid” or "CAP" to our NEOs for 2023, 2022, 2021, and 2020 (each, a “Covered Year”), and the Company’s Total Shareholder Return (TSR), Net Income, and Core Revenue, a financial performance metric which Goosehead believes is our most important financial performance measure.

Pay versus Performance Table

Year (a)	Summary Comp. Table Total for CEO ($)(1) (b)	CAP to CEO (loss) ($)(2)(3) (c)	Average Summary Comp. Table Total for other NEOs ($)(1) (d)	Average CAP to Other NEOs (loss) ($)(2)(3) (e)	Value of Initial Fixed $100 Investment Based on:(4)		Net Income ($)(5) (h)	Core Revenue ($) (i)
					Total Shareholder Return ($) (f)	Russell 2000 Total Shareholder Return ($) (g)
2023	5,630,110	9,265,590	1,130,974	2,811,575	533	142	$23,696,000	$233,007,000
2022	9,773,674	(36,439,939)	3,565,666	(9,725,102)	83	110	2,630,000	188,171,000
2021	1,914,440	856,633	600,200	127,092	314	138	8,296,000	133,420,000
2020	5,430,680	35,276,080	2,134,478	14,390,511	297	120	18,755,000	95,068,000
(1) Compensation for our CEO reflects the amounts reported in the “Summary Compensation Table” for the respective years. Average compensation for other NEOs includes the following NEOs: (a) for 2023: Messrs. Miller, Jones Jr., O'Connor, and Langston; and (b) for 2022: Messrs. Miller and Jones Jr. (and their respective predecessors) and Langston, and (c) for 2021 and 2020: the then-serving COO, the then-serving CFO, and Mr. Langston.
(2) CAP for our CEO and average CAP for our other NEOs in Covered Years reflect the respective amounts set forth in columns (c) and (e), adjusted as follows in the table below, as determined in accordance with SEC rules. These amounts do not reflect the actual amount of compensation earned by or paid to our CEO and other NEOs during the applicable year and may be higher or lower than the amounts, if any, that are ultimately realized by such individuals. Fair values in the table above are computed in accordance with FASB ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date.
(3) Improvements in our methodology supporting the calculations used to derive compensation actually paid resulted in differences in the amounts shown for 2020 – 2022.
(4) The columns “Total Shareholder Return” and “Russell 2000 Total Shareholder Return” are calculated based on an initial fixed investment of $100 in the Company and the Russell 2000 Index, respectively, from the beginning of the earliest year in the table (2020) through the end of each applicable year in the table, assuming reinvestment of dividends, as calculated in accordance with Item 201(e) of Regulation S-K.
(5) Net Income is prepared in accordance with GAAP.

CAP is a prescribed metric which adjusts total NEO compensation from the Summary Compensation Table above to reflect changes in (i) the fair value of NEO's 2023 vested options as of their vesting date, by (ii) the fair value of unvested NEO options as of December 31, 2023, (iii) the fair value of awards that are determined to fail to meet the applicable vesting conditions as of December 31, 2023, and (iv) pension adjustments, dividends or other compensation not otherwise included in the Summary Compensation Table. The amounts deducted or added in calculating these equity award adjustments for 2023 are as follows:

	CEO 2023	CEO 2022	CEO 2021	CEO 2020	Other NEOs 2023	Other NEOs 2022	Other NEOs 2021	Other NEOs 2020
Summary Compensation Table Total	$5,630,110	$9,773,674	$1,914,440	$5,430,680	$1,130,974	$3,565,666	$600,200	$2,134,478
Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	$3,514,000	$7,858,500	$—	$3,816,540	$524,688	$3,154,960	$—	$1,516,830
Plus Fair Value for Unvested Awards Granted in the Covered Year	$3,356,000	$(14,406,000)	$—	$13,153,140	$368,375	$(3,260,710)	$—	$5,227,530
Change in Fair Value of Outstanding Unvested Awards from Prior Years	$3,793,480	$(23,949,113)	$(1,057,807)	$20,508,800	$1,836,913	$(6,133,459)	$(473,108)	$8,545,333
Plus Fair Value of Awards Granted in the Covered Year that Vested in the Covered Year	$—	$—	$—	$—	$—	$—	$—	$—
Less Fair Value of Awards Forfeited during the Covered Year	$—	$—	$—	$—	$—	$(741,638)	$—	$—
Plus Fair Value of Incremental Dividends or Earnings Paid on Stock Awards	$—	$—	$—	$—	$—	$—	$—	$—
Less Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans	$—	$—	$—	$—	$—	$—	$—	$—
Plus Aggregate Service Cost and Prior Service Cost for Pension Plans	$—	$—	$—	$—	$—	$—	$—	$—
Compensation Actually Paid	$9,265,590	$(36,439,939)	$856,633	$35,276,080	$2,811,575	$(9,725,102)	$127,092	$14,390,511

CAP Relationships
The following graphs describe the relationship between CAP to the CEO (and the average CAP to the other NEOs) with Goosehead’s Core Revenue, Net Income, and TSR. Also presented is a line graph representing the relationship between Goosehead’s TSR and the TSR of the Russel 2000.

CAP to Core Revenue
$280,000,000
$230,000,000
$180,000,000
$130,000,000
$80,000,000
$30,000,000
($20,000,000)
2020
2021
2022
2023
CEO-CAP
NEO-CAP
Core Revenue

CAP to Net Income
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
($5,000,000)
($10,000,000)
2020
2021
2022
2023
CEO-CAP
NEO-CAP
Net Income

TSR
$370
$320
$270
$220
$170
$120
$70
2019
2020
2021
2022
2023
GSHD
Russell 2000

CAP to TSR
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
($5,000,000)
($10,000,000)
$600
$500
$400
$300
$200
$100
$0
2020
2021
2022
2023
CEO-CAP
NEO-CAP
GSHD
Russell 2000

Most Important Performance Measures
While Goosehead uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Core Revenue is the most important performance measure used to link CAP to the Company’s NEOs to Company performance for the most recently completed fiscal year. This is because Core Revenue is the most predictable revenue stream for Goosehead and is the portion of revenue most within management’s control. Core Revenue is a non-GAAP financial measure that consists of Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees (each as defined and further described in our Annual Report in the section entitled “Item 7. Management’s discussion and analysis of financial condition and results of operations”). For a discussion of Core Revenue, including how Core Revenue is calculated from Goosehead’s audited financial statements, see our Annual Report in the section entitled “Item 7. Management's discussion and analysis of financial condition and results of operations — Non-GAAP Financial Measures.”

The Compensation Committee considers the following unranked list to represent the two most important financial and key performance measures that it uses to link executive CAP during the prior fiscal year to the Company’s performance in the prior fiscal year.

•Core Revenue: Core Revenue is a non-GAAP financial measure that consists of Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. For a discussion of Core Revenue, including how Core Revenue is calculated from the Company's audited financial statements, see our Annual Report in the section entitled “Item 7. Management’s discussion and analysis of financial condition and results of operations — Non-GAAP Financial Measures."
•Adjusted EBITDA: Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation, and amortization, adjusted to exclude equity-based compensation and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses. For a discussion of Adjusted EBITDA, including how Adjusted EBITDA is calculated from Goosehead’s audited financial statements, see our Annual Report in the section entitled “Item 7. Management's discussion and analysis of financial condition and results of operations — Non-GAAP Financial Measures.”

Pay Ratio
In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we provide the following estimated information for 2023:

•The median of the annual total compensation of all our employees (except our CEO) was $52,441.81;
•The annual total compensation of our CEO was $5,630,110; and
•The ratio of these two amounts was 107 to 1.

The above ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule. To determine our median employee, we first identified our total employee population from which we determined our “median employee”. We determined that, as of December 31, 2023, our employee population consisted of approximately 1,415 individuals (as reported in "Item 1. Business" in our Annual Report).

To identify our “median employee” from our employee population, we compared the amount of base salary as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2023. We then conducted an analysis of our entire employee population and annualized the compensation of all full-time employees who were hired in 2023 but did not work for us for the entire fiscal year. We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation.

Using the methodology described above, we determined that our “median employee” was a service agent with total compensation of $52,441.81 for the 12-month period ending December 31, 2023. This employee’s annual total compensation for 2023 was determined using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2023 (as set forth in the "Summary Compensation Table" above).

DIRECTOR COMPENSATION

Our non-employee directors are compensated in the form of stock option grants made pursuant to our Equity Award Grant Policy and Omnibus Plan, with such options vesting in 12 equal quarterly installments over the three-year period following the grant date, subject to the director’s continued service through each applicable vesting date.

Members of our Board of Directors are also eligible for reimbursement for reasonable travel and other out-of-pocket expenses. We do not provide directors who are our employees with additional compensation for their service as directors.

The following table sets forth the compensation paid to or accrued by our then-serving non-employee directors for the year ended December 31, 2023.

Name of Director	Option Awards ($)(1)	Total ($)
Peter Lane	412,200	412,200
James Reid	412,200	412,200
Robyn Jones	412,200	412,200
Thomas McConnon	412,200	412,200
Waded Cruzado	412,200	412,200
(1) The amounts shown in this column reflect the aggregate grant date fair value of the option grants described above, computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these options are set forth in Note 13 to our financial statements, which are included in our Annual Report for the year ended December 31, 2023. As of December 31, 2023, Mr. Lane had a total of 115,622 options outstanding (2018 Options – 71,622; 2021 Options – 19,000; 2022 Options – 10,000; and 2023 Options– 15,000); Mr. Reid had a total of 104,000 options outstanding (2018 Options – 60,000; 2021 Options – 19,000; 2022 Options – 10,000; and 2023 Options – 15,000); Ms. Jones had a total of 44,000 options outstanding (Ms. Jones was not granted 2018 Options; 2021 Options – 19,000; 2022 Options – 10,000; 2023 Options – 15,000); Mr. McConnon had a total of 37,667 options outstanding (Appointment Options – 12,667; 2022 Options – 10,000; and 2023 Options – 15,000); and Ms. Cruzado had a total of 37,667 options outstanding (Appointment Options – 12,667; 2022 Options – 10,000; and 2023 Options – 15,000).

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions
The Board of Directors adopted a written Related Person Transaction Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee has overall responsibility for implementation of and compliance with the policy.

For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A related person transaction does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board of Directors.

The policy requires that notice of a proposed related person transaction be provided to our legal department prior to entry into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests. In the event we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind, or terminate the related person transaction.

The policy also provides that the Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our shareholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

Related Person Transactions
We describe below transactions and series of similar transactions, during 2023 to which we were a participant, in which:

1.the amounts involved exceeded or will exceed $120,000; and
2.any of our directors or executive officers (in each case, including their immediate family members) or beneficial holders of more than 5% of any class of our voting securities (including their immediate family members as relevant) had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criterion to which we have been or will be a participant other than compensation arrangements, which are described where required under “Executive Compensation.”

Amended and Restated Goosehead Financial, LLC Agreement
In connection with the reorganization transactions prior to the IPO, we, Goosehead Financial, and each of the Pre-IPO LLC Members entered into an amended and restated Goosehead Financial, LLC agreement (the “GFA”). Following the reorganization transactions, and in accordance with the terms of the GFA, we operate our business through Goosehead Financial. Pursuant to the terms of the GFA, so long as the Pre-IPO LLC Members continue to own any LLC Units or securities redeemable or exchangeable into shares of our Class A common stock, we will not, without the prior written consent of such holders, engage in any business activity other than the management and ownership of Goosehead Financial or own any assets other than securities of Goosehead Financial and/or any cash or other property or assets distributed by or otherwise received from Goosehead Financial, unless we determine in good faith that such actions or ownership are in the best interest of Goosehead Financial.

As the sole managing member of Goosehead Financial, we have control over all of the affairs and decision making of Goosehead Financial. As such, through our officers and directors, we are responsible for all operational and administrative decisions of Goosehead Financial and the day-to-day management of Goosehead Financial’s business. We will fund any dividends to our shareholders by causing Goosehead Financial to make distributions to the Pre-IPO LLC Members and us, subject to the limitations imposed by our credit agreement.

The holders of LLC Units generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Goosehead Financial. Net profits and net losses of Goosehead Financial are generally allocated to its members pro rata in accordance with the percentages of their respective ownership of LLC Units, though certain non-pro rata adjustments are made to reflect tax depreciation, amortization and other allocations. The GFA provides for pro rata cash distributions to the holders of LLC Units for purposes of funding their tax obligations in respect of the taxable income of Goosehead Financial that is allocated to them. Generally, these tax distributions are computed based on Goosehead Financial’s estimate of the net taxable income of Goosehead Financial allocable to each holder of LLC Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident of Texas (taking into account the non-deductibility of certain expenses and the character of our income).

Except as otherwise determined by us, if at any time we issue a share of our Class A common stock, the net proceeds received by us with respect to such share, if any, shall be concurrently invested in Goosehead Financial, and Goosehead Financial shall issue to us one LLC Unit (unless such share was issued by us solely to fund the purchase of an LLC Unit from a Pre-IPO LLC Member upon an election by us to exchange such LLC Unit in lieu of redemption following a redemption request by such Pre-IPO LLC Member — in which case such net proceeds shall instead be transferred to the selling Pre-IPO LLC Member as consideration for such purchase, and Goosehead Financial will not issue an additional LLC Unit to us). Similarly, except as otherwise determined by us, (i) Goosehead Financial will not issue any additional LLC Units to us unless we issue or sell an equal number of shares of our Class A common stock and (ii) should Goosehead Financial issue any additional LLC Units to the Pre-IPO LLC Members, we will issue an equal number of shares of our Class B common stock to such Pre-IPO LLC Members. Conversely, if at any time any shares of our Class A common stock are redeemed, purchased or otherwise acquired, Goosehead Financial will redeem, purchase or otherwise acquire an equal number of LLC Units held by us, upon the same terms and for the same price per security, as the shares of our Class A common stock are redeemed, purchased or otherwise acquired. In addition, Goosehead Financial will not affect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the LLC Units unless it is accompanied by substantively identical subdivision or combination, as applicable, of each class of our common stock, and we will not affect any subdivision or combination of any class of our common stock unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the LLC Units.

Under the GFA, the Pre-IPO LLC Members have the right (subject to the terms of the GFA), to require Goosehead Financial to redeem all or a portion of their LLC Units for, at our election, newly-issued shares of Class A common stock on a one-for-one basis or a cash payment equal to the volume weighted average market price of one share of our Class A common stock for each LLC Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications). If we decide to make a cash payment, the Pre-IPO LLC Member has the option to rescind its redemption request within a specified time period. Upon the exercise of the redemption right, the redeeming member will surrender its LLC Units to Goosehead Financial for cancellation. The GFA requires that we contribute cash or shares of our Class A common stock to Goosehead Financial in exchange for an amount of newly-issued LLC Units in Goosehead Financial that will be issued to us equal to the number of LLC Units redeemed from the Pre-IPO LLC Members. Goosehead Financial will then distribute the cash or shares of our Class A common stock to such Pre-IPO LLC Member to complete the redemption. In the event of a redemption request by a Pre-IPO LLC Member, we may, at our option, effect a direct exchange of cash or Class A common stock for LLC Units in lieu of such a redemption. Whether by redemption or exchange, we are obligated to ensure that at all times the number of LLC Units that we or our wholly owned subsidiaries own equals the number of shares of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities). Shares of Class B common stock will be cancelled on a one-for-one basis if we, at the election of a Pre-IPO LLC Member, redeem or exchange LLC Units of such Pre-IPO LLC Member pursuant to the terms of the GFA.

The GFA provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A common stock is proposed by us or our shareholders and approved by our Board of Directors or is otherwise consented to or approved by our Board of Directors, the Pre-IPO LLC Members will be permitted to participate in such offer by delivery of a notice of redemption or exchange that is effective immediately prior to the consummation of such offer. In the case of any such offer proposed by us, we are obligated to use our reasonable best efforts to enable and permit the Pre-IPO LLC Members to participate in such offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A common stock without discrimination. In addition, we are obligated to use our reasonable best efforts to ensure that the Pre-IPO LLC Members may participate in each such offer without being required to redeem or exchange LLC Units.

Subject to certain exceptions, Goosehead Financial will indemnify all of its members and their officers and other related parties, against all losses or expenses arising from claims or other legal proceedings in which such person (in its capacity as such) may be involved or become subject to in connection with Goosehead Financial’s business or affairs or the GFA or any related document.

Goosehead Financial may be dissolved upon (i) the determination by us to dissolve Goosehead Financial or (ii) any other event which would cause the dissolution of Goosehead Financial under the Delaware Limited Liability Company Act, unless Goosehead Financial is continued in accordance with the Delaware Limited Liability Company Act. Upon dissolution, Goosehead Financial will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including creditors who are members or affiliates of members) in satisfaction of all of Goosehead Financial’s liabilities (whether by payment or by making reasonable provision for payment of such liabilities, including the setting up of any reasonably necessary reserves) and (b) second, to the members in proportion to their vested LLC Units.

Tax Receivable Agreement
Future taxable redemptions or exchanges by the Pre-IPO LLC Members of LLC Units and corresponding number of shares of Class B common stock for shares of our Class A common stock are expected to result in tax basis adjustments to the assets of Goosehead Financial that will be allocated to us and thus produce favorable tax attributes. These tax attributes would not be available to us in the absence of those transactions. The anticipated tax basis adjustments are expected to reduce the amount of tax that we would otherwise be required to pay in the future.

In 2018, we entered into a tax receivable agreement with the Pre-IPO LLC Members that provides for the payment by us to the Pre-IPO LLC Members of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize as a result of (i) any increase in tax basis in Goosehead Financial’s assets resulting from (a) the acquisition of LLC Units using the net proceeds from any future offering, (b) redemptions or exchanges by the Pre-IPO LLC Members of LLC Units and the corresponding number of shares of Class B common stock for shares of our Class A common stock, or (c) payments under the tax receivable agreement, and (ii) tax benefits related to imputed interest deemed arising as a result of payments made under the tax receivable agreement.

The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending on a number of factors, including, but not limited to, the timing of any future redemptions, exchanges or purchases of the LLC Units held by Pre-IPO LLC Members, the price of our Class A common stock at the time of the purchase, redemption or exchange, the extent to which redemptions or exchanges are taxable, the amount and timing of the taxable income that we generate in the future, the tax rates then applicable and the portion of our payments under the tax receivable agreement constituting imputed interest.

We expect that, as a result of the increases in the tax basis of the tangible and intangible assets of Goosehead Financial attributable to the redeemed or exchanged LLC Units, the payments that we may make to the existing Pre-IPO LLC Members could be substantial. For example, assuming (i) that the Pre-IPO LLC Members redeemed or exchanged all of their LLC units immediately after the completion of our IPO, (ii) no material changes in relevant tax law, and (iii) that we earn sufficient taxable income in each year to realize on a current basis all tax benefits that are subject to the tax receivable agreement, based on the IPO price of $10.00 per share of our Class A common stock, we expect that the tax savings we would be deemed to realize would aggregate approximately $85 million over the 15-year period from the assumed date of such redemption or exchange, and over such period we would be required to pay the Pre-IPO LLC Members 85% of such amount, or approximately $72 million, over such period. The actual amounts we may be required to pay under the tax receivable agreement may materially differ from these hypothetical amounts, as potential future tax savings we will be deemed to realize, and tax receivable agreement payments by us, will be calculated based in part on the market value of our Class A common stock at the time of redemption or exchange and the prevailing federal tax rates applicable to us over the life of the tax receivable agreement (as well as the assumed combined state and local tax rate), and will generally be dependent on us generating sufficient future taxable income to realize all of these tax savings (subject to the exceptions described below). Payments under the tax receivable agreement are not conditioned on the Pre-IPO LLC Members’

continued ownership of us. There may be a material negative effect on our liquidity if, as described below, the payments under the tax receivable agreement exceed the actual benefits we receive in respect of the tax attributes subject to the tax receivable agreement and/or distributions to us by Goosehead Financial are not sufficient to permit us to make payments under the tax receivable agreement.

In addition, although we are not aware of any issue that would cause the IRS to challenge the tax basis increases or other benefits arising under the tax receivable agreement, the Pre-IPO LLC Members will not reimburse us for any payments previously made if such tax basis increases or other tax benefits are subsequently disallowed, except that any excess payments made to the Pre-IPO LLC Members will be netted against future payments otherwise to be made under the tax receivable agreement, if any, after our determination of such excess. As a result, in such circumstances we could make payments to the Pre-IPO LLC Members under the tax receivable agreement that are greater than our actual cash tax savings and may not be able to recoup those payments, which could negatively impact our liquidity.

The tax receivable agreement further provides that, upon certain mergers, asset sales or other forms of business combination or certain other changes of control, our or our successor’s obligations with respect to tax benefits would be based on certain assumptions, including that we or our successor would have sufficient taxable income to fully utilize the benefits arising from the increased tax deductions and tax basis and other benefits covered by the tax receivable agreement. As a result, upon a change of control, we could be required to make payments under the tax receivable agreement that are greater than or less than the specified percentage of our actual cash tax savings, which could negatively impact our liquidity.

This provision of the tax receivable agreement may result in situations where the Pre-IPO LLC Members have interests that differ from or are in addition to those of our other shareholders. In addition, we could be required to make payments under the tax receivable agreement that are substantial and in excess of our, or a potential acquirer’s, actual cash savings in income tax.

Finally, because we are a holding company with no operations of our own, our ability to make payments under the tax receivable agreement is dependent on the ability of Goosehead Financial to make distributions to us. Our credit agreement restricts the ability of Goosehead Financial to make distributions to us, which could affect our ability to make payments under the tax receivable agreement. To the extent that we are unable to make payments under the tax receivable agreement for any reason, such payments will be deferred and will accrue interest until paid.

2023 Tax Receivable Agreement Payments
In 2023, the aggregate payments by us to the Pre-IPO LLC Members under the tax receivable agreement were $432,664.94, which is equal to 85% of the amount of cash tax savings realized by Goosehead for our 2022 tax year. These tax savings resulted from (i) an increase in tax basis in Goosehead Financial’s assets resulting from redemptions or exchanges by the Pre-IPO LLC Members of LLC Units and the corresponding number of shares of Class B common stock for shares of our Class A common stock and (ii) those tax benefits related to imputed interest deemed arising as a result of the payments made under the tax receivable agreement.

The following payment made in 2023 under the tax receivable agreement was reviewed and ratified by the Audit Committee as a related person transaction: $249,754.74 to the Mark & Robyn Jones Descendants Trust, for which Mark E. Jones and Robyn Jones serve as trustees and whose immediate family members are beneficiaries.

Registration Rights Agreement
We entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain pre-IPO shareholders. Subject to several exceptions, including underwriter cutbacks and our right to defer a demand registration under certain circumstances, certain pre-IPO shareholders may require that we register for public resale under the Securities Act all shares of common stock constituting registrable securities that they request be registered at any time following our IPO so long as the securities requested to be registered in each registration statement have an aggregate estimated market value of least $25 million. Certain pre-IPO shareholders have the right to require us to register the sale of the registrable securities held by them on Form S-3, subject to offering size and other restrictions. Certain pre-IPO shareholders are entitled to notice of such registration and to request that we include registrable securities for resale on such registration statement, and we are required, subject to certain exceptions, to include such registrable securities in such registration statement.

In connection with the transfer of their registrable securities, the parties to the Registration Rights Agreement may assign certain of their respective rights under the Registration Rights Agreement under certain circumstances. In connection with the registrations described above, we will indemnify any selling shareholders and we will bear all fees, costs and expenses (except underwriting discounts and spreads).

Stockholders Agreement
At the close of our IPO, we entered into a Stockholders Agreement (as amended in 2019) with each of the Pre-IPO LLC Members, which provides that, until the Substantial Ownership Requirement is no longer met, approval by the Pre-IPO LLC Members is required for certain corporate actions. These actions include: (1) a change of control; (2) acquisitions or dispositions of assets in an amount exceeding 15% of our total assets; (3) the issuance of equity of Goosehead Insurance, Inc. or any of its subsidiaries (other than under equity incentive plans that have received the prior approval of our Board of Directors) in an amount exceeding $50 million; (4) amendments to our certificate of incorporation or bylaws; (5) changes to the strategic direction or scope of Goosehead Insurance, Inc.’s business; and (6) any change in the size of the Board of Directors. The Stockholders Agreement also provides that, until the Substantial Ownership Requirement is no longer met, the approval of the Pre-IPO LLC Members will be required for the hiring and termination of our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, General Counsel or Controller (including terms of compensation). Furthermore, the Stockholders Agreement provides that, until the Substantial Ownership Requirement is no longer met, the Pre-IPO LLC Members may designate the majority of the Company nominees for election to our Board of Directors, including the nominee for election to serve as the Chairman of the Board of Directors.

Special Advisor Agreement

On April 26, 2023, the Company announced that P. Ryan Langston would step down from his position as CLO of the Company on June 2, 2023 and assume the position of Special Advisor to the Board of Directors. In connection therewith, the Company and Mr. Langston entered into an agreement dated April 26, 2023 (the "Special Advisor Agreement") pursuant to which Mr. Langston provides consulting and advisory services to the Board of Directors in relation to the Company's strategic, operational, regulatory and other matters. Under the Special Advisor Agreement, Mr. Langston began participating in the equity compensation portion of the Company's non-employee director compensation program on May 2, 2024. Between April 26, 2023 and June 2, 2023, Mr. Langston continued to be compensated according to the then-current terms of his employment with the Company, except that he did not receive any equity compensation award he might have received as an executive officer of the Company.

Family and Corporate Relationships
Mark E. Jones, our CEO, Chairman of the Board of Directors, and co-founder, is married to Robyn Jones, our co-founder and Vice Chairman of the Board of Directors.

Mark E. Jones, Jr., our CFO, is the son of Mark E. Jones and Robyn Jones.

P. Ryan Langston, Special Advisor to the Board of Directors and Goosehead's former CLO, is the son-in-law of Mark E. Jones and Robyn Jones.

Serena Jones, a former Administrative Service Agent who retired in June 2023, is the sister-in-law of Mark E. Jones and Robyn Jones.

Thomas McConnon, a Class II member of the Board of Directors, is the Managing Director, Head of Public Equities of Wildcat, which has the power to vote or direct the vote of, and the power to dispose or direct the disposition of, equity securities held by Wildcat Public Equity Partners, LLC (“WPEP”) pursuant to the terms of WPEP’s operating agreement and an investment management agreement by and between Wildcat and WPEP. As a result, Mr. McConnon may be deemed to have a beneficial interest in 516,008 shares of Goosehead’s Class A common stock held by WPEP.

Robyn Jones, Vice Chairman, Class II member of the Board of Directors, wife of Mark E. Jones, mother of Mark E. Jones, Jr., and mother-in-law of P. Ryan Langston, received compensation in the aggregate amount of $412,200 in 2023, consisting of 15,000 stock options.

The compensation of Mark E. Jones, Mark E. Jones, Jr., and P. Ryan Langston described under “Executive Compensation,” as well as the compensation of Robyn Jones, was ratified by the Audit Committee as related person transactions.

INFORMATION ABOUT STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management
The following table presents information as to the beneficial ownership of our common stock as of the Record Date for:
1.each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock;
2.each NEO as set forth in the summary compensation table included in this proxy statement;
3.each of our directors; and
4.all current executive officers and directors as a group.

It is important to note that our Company is unique in that our management team owns approximately 34.31% of our outstanding common stock and is thus committed strategically and financially to the long-term success of the Company. This also creates a strong alignment between our management team and our shareholders, which we expect will create long-term shareholder value.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of the Record Date, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person, such that the denominator used in calculating beneficial ownership of each of the stockholders may be different. However, in computing the number of shares of Class A common stock beneficially owned by an individual or entity, we do not include LLC Units, which are exchangeable into Class A common stock, held by such individual or entity because the voting rights represented by the LLC Units are reflected in the shares of Class B common stock reported for such individual or entity. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

Percentage ownership of our common stock in the table is based on 37,988,378 shares of our common stock issued and outstanding on March 11, 2024, including 25,230,840 shares of Class A common stock and 12,757,538 shares of Class B Common Stock. Unless otherwise indicated in the applicable Schedule 13G/A filings, the address for each listed shareholder is: 1500 Solana Blvd, Building 4, Suite 4500, Westlake, Texas 76262.

	Shares of Class A Common Stock Beneficially Owned(1)		Shares of Class B Common Stock Beneficially Owned(2)
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Combined Voting Power(3)
Executive Officers and Directors
Mark E. Jones(4)(5)	852,997	3.32%	12,428,465	97.42%	34.53%
Robyn Jones(4)(5)	852,997	3.32%	12,428,465	97.42%	34.53%
Mark K. Miller	173,996	0.69%	—	—%	0.46%
Mark E. Jones, Jr.(6)	98,000	0.39%	215,553	1.69%	0.82%
P. Ryan Langston(7)	124,334	0.49%	154,510	1.21%	0.73%
John T. O'Connor	21,001	0.08%	—	—%	0.06%
Peter Lane	101,455	0.40%	—	—%	0.27%
James Reid	89,833	0.35%	—	—%	0.24%
Thomas McConnon(8)	539,508	2.14%	—	—%	1.42%
Waded Cruzado	23,843	0.09%	—	—%	0.06%
All current directors and executive officers as a group (9 persons)	2,018,635	7.67%	12,428,465	97.42%	36.96%
Other 5% Shareholders
Kayne Anderson Rudnick Investment Management, LLC(9)	2,678,445	10.62%	—	—%	7.05%
The Vanguard Group(10)	2,369,254	9.39%	—	—%	6.24%
Virtus Equity Trust(11)	1,277,476	5.06%	—	—%	3.36%
Virtus Investment Advisors, Inc.(12)	1,956,711	7.76%	—	—%	5.15%
BlackRock, Inc.(13)	3,582,330	14.20%	—	—%	9.43%
Wasatch Advisors LP(14)	1,793,535	7.11%	—	—%	4.72%
(1) On a fully exchanged and converted basis. Subject to the terms of the GFA, LLC Units are redeemable or exchangeable for shares of our Class A common stock on a one-for-one basis. Shares of Class B common stock will be cancelled on a one-for-one basis if we redeem or exchange LLC Units pursuant to the terms of the GFA. Beneficial ownership of shares of our Class A common stock reflected in this table does not include beneficial ownership of shares of our Class A common stock for which such LLC Units may be redeemed or exchanged. The shares of Class A common stock beneficially owned include shares of common stock subject to stock options held by such person that are currently exercisable or will become exercisable within 60 days of the Record Date.
(2) On a fully exchanged and converted basis. The Pre-IPO LLC Members hold all of the issued and outstanding shares of our Class B common stock.
(3) Represents percentage of voting power of the Class A common stock and Class B common stock held by such person voting together as a single class. Each holder of Class A common stock and Class B common stock is entitled to one vote per share on all matters submitted to our shareholders for a vote.
(4) The shares of Class A common stock and Class B common stock (excluding exercisable stock options) are subject to a voting agreement with Mark E. Jones, pursuant to which, in connection with any meeting of our shareholders or any written consent of our shareholders, each such person and trust party thereto agrees to vote or exercise their right to consent in the manner directed by Mr. Jones (the "Voting Agreement"). In addition, such persons and trust parties are not able to transfer their common stock without the consent of Mr. Jones, and the Voting Agreement will remain in force until terminated by Mr. Jones or his successor in interest. Robyn Jones is married to Mark E. Jones.
(5) The shares of Class A common stock include 445,991 stock options held by Mark E. Jones that are currently exercisable or will become exercisable within 60 days of the Record Date and 29,833 stock options held by Robyn Jones that are currently exercisable or will become exercisable within 60 days of the Record Date.
(6) The 1,332 shares of Class A common stock and 215,553 shares Class B common stock are owed directly by Mark E. Jones, Jr.; however, the beneficial ownership of such shares is shared with Mark E. Jones and Robyn Jones pursuant to the Voting Agreement.
(7) The 5,000 shares of Class A common stock are owned directly by P. Ryan Langston, and the shares of Class B common stock consist of 5 shares owned directly by Mr. Langston, 72,500 shares beneficially owned by the Ryan Langston 2021 Family Trust, of which Mr. Langston is the trustee, and 82,005 shares beneficially owned by the Jones 2020 Irrevocable Trust, of which Mr. Langston is a co-trustee; however, the beneficial ownership of such shares is shared with Mark E. Jones and Robyn Jones pursuant to the Voting Agreement.

(8) 516,008 shares of Class A common stock are held by WPEP. Wildcat is the investment manager of WPEP. As Managing Director — Head of Public Equities and Chief Economist at Wildcat, Mr. McConnon may be deemed to beneficially own the shares; however, Mr. McConnon disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein, if any, and this report shall not be deemed an admission that he is the beneficial owner of such shares.
(9) Based on a Schedule 13G/A filed by Kayne Anderson Rudnick Investment Management, LLC on February 13, 2024. According to the Schedule 13G/A, Kayne Anderson Rudnick Investment Management, LLC has sole voting power, shared voting power, sole dispositive power, and shared dispositive power over 686,108, 1,956,711, 721,734, and 1,956,711 shares of Class A common stock, respectively.
(10) Based on a Schedule 13G/A filed by The Vanguard Group on February 13, 2024. According to the Schedule 13G/A, The Vanguard Group has shared voting power, sole dispositive power and shared dispositive power over 40,229, 2,308,336, and 60,918 shares of Class A common stock, respectively.
(11) Based on a Schedule 13G/A filed by Virtus Equity Trust on February 13, 2024. According to the Schedule 13G/A, Virtus Equity Trust on behalf of Virtus KAR Small Cap Growth Fund has shared voting power and shared dispositive power over 1,277,476 shares of Class A common stock.
(12) Based on a Schedule 13G/A filed by Virtus Investment Advisers, Inc. on February 13, 2024. According to the Schedule 13G/A, Virtus Investment Advisers, Inc. has shared voting power and shared dispositive power over 1,956,711 shares of Class A common stock.
(13) Based on a Schedule 13G/A filed by BlackRock, Inc. on January 23, 2024. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power and sole dispositive power over 3,545,630 and 3,582,330 shares of Class A common stock, respectively.
(14) Based on a Schedule 13G/A filed by Wasatch Advisors LP on February 9, 2024. According to the Schedule 13G/A, Wasatch Advisors LP has sole voting power and sole dispositive power over 1,793,535 shares of Class A common stock.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company's directors and certain officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of the reports referenced above that were furnished to the Company and written representations that no other reports were required during the year ended December 31, 2023, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with except for one late Form 4 filed by Lindy Langston with respect to one transaction and one late Form 4 filed by P. Ryan Langston with respect to one transaction.

ADDITIONAL INFORMATION

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

Brokers with account holders who are Goosehead shareholders may be householding our proxy materials. A single proxy statement and annual report may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Goosehead that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Goosehead Insurance Inc., 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas 76262, or (3) contact our Investor Relations department by telephone at (214) 838-5145 or email at ir@goosehead.com. Shareholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request householding of their communications should contact their broker. In addition, Goosehead will deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement and annual report promptly to any shareholder at a shared address to which a single copy of the documents was delivered.

Other Matters
As of the date of this Proxy Statement, the Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the shareholders, proxies will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Annual Reports
Our Annual Report (which is not a part of our proxy soliciting materials) will be mailed with this Proxy Statement to those shareholders that request and receive a copy of the proxy materials in the mail. Shareholders that received the Notice of Internet Availability of Materials can access the Annual Report and this Proxy Statement on the website referenced on the Notice of Internet Availability of Materials. The Annual Report and this Proxy Statement are also available on the “SEC Filings” section of our investor relations website at https://ir.gooseheadinsurance.com/ and at the SEC’s website at www.sec.gov. Please note that the information on our or the SEC’s website is not part of, or incorporated by reference in, this Proxy Statement.

Upon written request by a Goosehead shareholder, we will mail without charge a copy of our Annual Report, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report. Exhibits to the Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to our General Counsel, Goosehead Insurance Inc., 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas 76262.

goosehead INSURANCE

GOOSEHEAD INSURANCE, INC.
1500 SOLANA BOULEVARD, STE 4500
WESTLAKE, TX 76262

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 5, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 5, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR each of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Mark E. Jones 02) Waded Cruzado 03) Peter Lane

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Proxies are authorized to vote in their discretion with respect to other matters which may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000629б/3_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com

GOOSEHEAD INSURANCE, INC.
Annual Meeting of Shareholders
May 6, 2024 9:00 AM CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) John O'Connor and Mark E. Jones, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of GOOSEHEAD INSURANCE, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM CDT on May 6, 2024, at 1500 Solana Boulevard, Suite 4500, Westlake, Texas 76262, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000629673_2 R1.0.0.6